Exhibit 4.1
R.H. DONNELLEY CORPORATION
and
The Bank of New York Mellon, as Trustee
INDENTURE
Dated January 29, 2010
$300,000,000 Initial Aggregate Principal Amount of 12%/14% Senior Subordinated Notes Due 2017

CROSS-REFERENCE TABLE

TIA Section		Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.10
	(b)	7.08; 7.10
	(b)(1)	7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.06
	(b)	12.03
	(c)	12.03
313	(a)	7.06
	(b)(1)	7.08
	(b)(2)	7.06; 7.08
	(c)	7.06
	(d)	7.06
314	(a)	4.06; 4.13
	(b)	N.A.
	(c)(1)	12.04
	(c)(2)	12.04
	(c)(3)	N.A.
	(d)	N.A.
	(e)	12.05
	(f)	N.A.
315	(a)	7.01(b)
	(b)	7.05
	(c)	7.01(a)
	(d)	7.01(c)
	(e)	6.12
316	(a) (last sentence)	2.10
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.08
	(c)	8.04
317	(a)(1)	6.09
	(a)(2)	6.10
	(b)	2.05; 7.12
318	(a)	12.01

TIA Section		Indenture Section
318	(c)	12.01
N.A. means Not Applicable
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture

i

     INDENTURE, dated January 29, 2010, between R.H. DONNELLEY CORPORATION, a Delaware corporation, and THE BANK OF NEW YORK MELLON, a New York banking corporation, as trustee (the “Trustee”).
     References herein to the “Company” refer only to R.H. Donnelley Corporation and not any of its Subsidiaries.
     Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders.
ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE
     Section 1.01 Definitions.
     “Acquisition” means the purchase by the Company or any Subsidiary of the Company of any Capital Stock, bonds, notes, debentures or other debt securities of any Person and as a result of which such Person becomes a Subsidiary of the Company or the Company or any Subsidiary of the Company merges or consolidates with any such Person where either (A) as a result of which such Person becomes a Subsidiary of the Company or (B) the Company or any Subsidiary of the Company is the Surviving Person, or the purchase of any assets constituting a business unit of any Person.
     “Adjusted Cash Interest Rate” means the greater of (x) 12% and (y) (i) if interest on the Specified Debt is to be paid exclusively in cash, the Effective Yield to Maturity of such Specified Debt as of the Specified Debt Incurrence Date and (ii) if the interest of the Specified Debt is not payable exclusively in cash, an amount equal to (A) the Adjusted PIK Interest Rate minus (B) 200 basis points.
     “Adjusted PIK Interest Rate” means the greater of (x) 14% and (y) (i) if interest on the Specified Debt is not required to be paid exclusively in cash, the Effective Yield to Maturity of such Specified Debt as of the Specified Debt Incurrence Date and (ii) if the interest of the Specified Debt is payable exclusively in cash, an amount equal to the sum of (A) the Adjusted Cash Interest Rate plus (B) 200 basis points.
     “Affiliate” of any specified Person means:
     (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, or
     (b) any other Person who is a director or officer of:
          (1) such specified Person,
          (2) any Subsidiary of such specified Person, or
          (3) any Person described in clause (a) above.

     For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Affiliate Transaction” has the meaning set forth in Section 4.11(a).
     “Agent” means any Registrar, Paying Agent, or agent for service or notices and demands.
     “Agent Members” has the meaning set forth in Section 2.16(a).
     “Alternate Offer” has the meaning set forth in Section 4.07(e).
     “amend” means amend, modify, supplement, restate or amend and restate, including successively; and “amending” and “amended” have correlative meanings.
     “Applicable Measurement Period” means the period commencing on the Specified Debt Incurrence Date and ending on the earlier of (i) the final Stated Maturity of such Specified Debt and (ii) the Stated Maturity of the Senior Subordinated Notes; provided, however, that if the Specified Debt Incurrence Date occurs on or after the date that is 30 days prior to the record date for the interest period in which such Specified Debt was Incurred, the Applicable Measurement Period shall commence on the next Interest Payment Date.
     “Asset Sale” means any sale, transfer, assignment, lease, conveyance, issuance or other disposition for value (or series of related sales, transfers, assignments, leases, conveyances, issuances or dispositions for value) by the Company or any Subsidiary of the Company, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of
     (a) any shares of Capital Stock of a Subsidiary of the Company (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Subsidiary of the Company) outside of the ordinary course of business, or
     (b) any other assets of the Company constituting a business unit.
     “Authentication Order” has the meaning set forth in Section 2.03.
     “Average Life” means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing:
     (a) the sum of the products of (1) the number of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by (2) the amount of such payment, by
     (b) the sum of all such payments.

     “Bankruptcy Law” means Title 11, United States Code, or any similar U.S. Federal or state law.
     “Blockage Notice” has the meaning set forth in Section 10.03.
     “Board of Directors” means, with respect to any Person, the board of directors, or any equivalent management entity, of such Person or any committee thereof duly authorized to act on behalf of such board or management entity.
     “Board Resolution” means, with respect to any Person, a copy of a resolution of such Person’s Board of Directors, certified by the Secretary or an Assistant Secretary, or an equivalent officer, of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification.
     “Business Day” means a day other than a Saturday, a Sunday or other day on which commercial banking institutions in New York City are authorized or required by law, regulation or order to close.
     “Capital Lease Obligations” means, with respect to any Person, any obligation of such Person under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of Section 4.10, a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.
     “Capital Stock” means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.
     “Cash Equivalents” means (a) United States dollars, (b) securities issued or directly and fully guaranteed or insured by the United States of America government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (c) demand deposits, time deposits and certificates of deposit with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year from the date of acquisition and overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of the United States of America, any State thereof or the District of Columbia having capital and surplus in excess of $250 million, (d) repurchase obligations with a term of not more than 30 days for underlying securities of the type described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above, (e) commercial paper rated at least “P-1” or “A-1” by Moody’s or S&P, respectively, (or the equivalent thereof), (f) investments in any U.S. dollar-denominated money market fund as defined by Rule 2a-7 of the General Rules and Regulations promulgated under the Investment Company Act of 1940, as amended (or any successor statute or statutes thereto), and (g) in the case of a Foreign Subsidiary, substantially similar investments denominated in foreign currencies (including similarly capitalized foreign banks).
     “Cash Interest” means interest payable or paid in cash with respect to the Senior Subordinated Notes.
     “Cash Interest Rate” means as of any date the greater of (i) 12% per annum and (ii) the Adjusted Cash Interest Rate, if any, in effect on such date.
     “Certain Acquisition Debt” has the meaning set forth in Section 4.08(a)(4).
     “Certain Acquisition Debt Offer” has the meaning set forth in Section 4.14(a).
     “Certain Acquisition Debt Payment Date” has the meaning set forth in Section 4.14(a).
     “Certain Acquisition Debt Purchase Price” has the meaning set forth in Section 4.14(a)
     “Change of Control” means the occurrence of any of the following events:
     (1) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than any Franklin Entity, is or becomes the ultimate “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of 50% or more of the total voting power of the Voting Stock of the Company on a fully diluted basis (for the purpose of this clause (1) a Person shall be deemed to beneficially own the Voting Stock of an entity that is beneficially owned (as defined above) by another entity (a “parent”) if such Person beneficially owns (as defined above) at least 50% of the aggregate voting power of all classes of Voting Stock of such parent);
     (2) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the applicable stockholders was approved or ratified by a vote of a majority of the Board of Directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or ratified) cease for any reason to constitute a majority of such Board of Directors then in office;
     (3) the adoption of a plan relating to the liquidation or dissolution of the Company; or
     (4) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company to another Person, and, in the case of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to such transaction and that represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or Property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person.

     Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred if, at any time within 30 days after what would otherwise be a Change in Control, the Company or the surviving Person (if not the Company) has an Investment Grade Rating by both Rating Agencies and, in the event that a Change in Control would have occurred as a result of a Person acquiring Voting Stock of the Company, such Person has an Investment Grade Rating prior to such acquisition.
     “Change of Control Offer” has the meaning set forth in Section 4.07(a).
     “Change of Control Payment Date” has the meaning set forth in Section 4.07(b)(B).
     “Change of Control Purchase Price” has the meaning set forth in Section 4.07(a).
     “Commission” means the U.S. Securities and Exchange Commission or any successor thereto.
     “Commodity Price Protection Agreement” means, in respect of a Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices.
     “Company” means the party defined in the second paragraph hereof, until a successor replaces such party pursuant to Article V and thereafter means the successor.
     “Company Computations” has the meaning set forth in Section 4.15(a).
     “Confirmation Order” means that certain order confirming the Reorganization Plan pursuant to applicable Section 1129 of the Bankruptcy Code entered by the Bankruptcy Court on January 12, 2010.
     “Consolidated Interest Expense” means, for any period, without duplication and in each case determined on a consolidated basis in accordance with GAAP, the total interest expense of the Company and its consolidated Subsidiaries for such period, plus, to the extent not included in such total interest expense, and to the extent Incurred by either the Company or any Subsidiary of the Company, in each case for such period:
     (a) the interest component of Capital Lease Obligations paid, accrued or scheduled to be paid or accrued during such period,
     (b) amortization of debt discount and debt issuance cost, including commitment fees,
     (c) capitalized interest,
     (d) non-cash interest expense,
     (e) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing,

     (f) net costs associated with Hedging Obligations (including amortization of discounts or fees); provided, however, such costs shall not include any unrealized gain or loss implicit in Hedging Obligations,
     (g) the sum of (a) all Disqualified Stock Dividends and (b) Preferred Stock Dividends with respect to Capital Stock of Subsidiaries of the Company,
     (h) interest accruing or paid on any Debt of any other Person to the extent such Debt is guaranteed by the Company or any Subsidiary, or is secured by a Lien on the Company’s or any Subsidiary’s assets, whether or not such interest is paid by the Company or such Subsidiary,
     (i) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Debt Incurred by such plan or trust,
     (j) interest accruing in connection with a securitization transaction, and
     (k) the interest portion of any deferred payment obligation.
     “Consolidated Net Income” means, for any period, the consolidated net income (loss) of the Company for such period on a consolidated basis prior to any adjustment to net income for any Preferred Stock of the Company or any Subsidiary of the Company (other than Disqualified Stock) as determined in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income:
     (a) any net income (loss) of any Person (other than the Company) if such Person is not a Subsidiary of the Company, except that:
          (1) the Company’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Person during such period to the Company or a Subsidiary of the Company as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted of the Company, to the limitations contained in clause (b) below), and
          (2) the Company’s equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income.
     (b) any net income (loss) of any Subsidiary of the Company if such Subsidiary is subject to contractual restrictions, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Company, except that:
          (1) the Company’s equity in the net income of any such Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Subsidiary during such period to the Company or another Subsidiary of the Company as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Subsidiary of the Company, to the limitation contained in this clause), and

          (2) the Company’s equity in the net loss of any such Subsidiary for such period shall be included in determining such Consolidated Net Income,
     (c) any net gain or loss realized upon the sale or other disposition of any Property of the Company or any of its consolidated Subsidiaries (including pursuant to any sale and leaseback transaction) that is not sold or otherwise disposed of in the ordinary course of business,
     (d) any net after-tax extraordinary gain or loss,
     (e) the cumulative effect of a change in accounting principles,
     (f) any non-cash compensation expense realized for grants of stock appreciation or similar rights, stock options or other rights to officers, directors and employees of the Company or any Subsidiary of the Company, provided that such rights (if redeemable), options or other rights can be redeemed at the option of the holder only for Capital Stock of the Company (other than Disqualified Stock) or Capital Stock of a direct or indirect parent of the Company,
     (g) any non-cash impact attributable to the reduction in deferred revenue or reduction in deferred costs to balance sheet accounts as a result of the fair value exercise undertaken as required by purchase accounting for the transactions contemplated by any Acquisition in accordance with GAAP, during the eighteen consecutive months following the consummation of such Acquisition,
     (h) any non-cash impact as a result of the Company’s adoption of fresh-start accounting in accordance with GAAP upon effectiveness of the Reorganization Plan, and
     (i) to the extent non-cash, any unusual, non-operating or non-recurring gain or loss (including to the extent related to any Acquisitions).
     “Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 101 Barclay St., Fl. 8W, New York, NY 10286, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders).
     “Covenant Defeasance” has the meaning set forth in Section 9.03.
     “Covenant Suspension Event” has the meaning set forth in Section 4.16(a).
     “Currency Exchange Protection Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, futures contract, currency option, synthetic cap or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.
     “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

     “Debt” means, with respect to any Person on any date of determination (without duplication):
     (a) the principal of and premium (if any, but only in the event such premium has become due) in respect of:
          (1) debt of such Person for money borrowed, and
          (2) debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is obligated or liable;
     (b) all Capital Lease Obligations of such Person;
     (c) all payment obligations of such Person issued or assumed as the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable for goods and services arising in the ordinary course of business);
     (d) all payment obligations of such Person for the reimbursement of any obligor on any standby letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit, performance bonds or surety bonds securing obligations (other than obligations described in clauses (a) through (c) above) provided in the ordinary course of business of such Person to the extent such letters of credit and bonds are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the fifth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit or bond);
     (e) the amount of all payment obligations of such Person with respect to the Repayment of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (measured, in each case, at the greatest of its voluntary or involuntary maximum fixed repurchase price or liquidation value but excluding, in each case, any accrued dividends for any current period not yet payable);
     (f) all payment obligations of the type referred to in clauses (a) through (e) above of other Persons and all dividends of other Persons (collectively, “Guaranteed Debt”) for the payment of which, in either case, is guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Guaranteed Debt or to advance or supply funds for the payment or purchase of such Guaranteed Debt, (2) to purchase, sell or lease (as lessee or lessor) Property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Guaranteed Debt or to assure the holder of such Guaranteed Debt against loss in respect of such Guaranteed Debt, (3) to supply funds to or in any other manner invest funds in the debtor (including any agreement to pay for Property or services irrespective of whether such Property is received or such services are rendered) or (4) otherwise to assure a creditor against loss in respect of such Guaranteed Debt;
     (g) all payment obligations of the type referred to in clauses (a) through (f) above of other Persons, the payment of which is secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such Property or the amount of the obligation so secured; and
     (h) to the extent not otherwise included in this definition, Hedging Obligations of such Person (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time).
     The amount of Debt of any Person at any date shall be the amount necessary to extinguish in full as of such date the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date including all interest that has been capitalized, and without giving effect to any call premiums in respect thereof. The amount of Debt represented by a Hedging Obligation shall be equal to:
     (1) zero if such Hedging Obligation has been Incurred pursuant to clause (10), (11) or (12) of Section 4.08(a); or
     (2) the marked-to-market value of such Hedging Obligation to the counterparty thereof if not Incurred pursuant to such clauses.
     For purposes of this definition, the maximum fixed repurchase price of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Debt will be required to be determined pursuant to the Indenture at its Fair Market Value if such price is based upon, or measured by, the fair market value of such Disqualified Stock; provided, however, that if such Disqualified Stock is not then permitted in accordance with the terms of such Disqualified Stock to be redeemed, repaid or repurchased, the redemption, repayment or repurchase price shall be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.
     “Debt for Borrowed Money” means, as of any date of determination and without duplication, all items of Debt (including Guaranteed Debt and Capital Lease Obligations) that, in accordance with GAAP, would be classified as debt on the Company’s consolidated balance sheet; provided that Debt for Borrowed Money shall exclude, to the extent otherwise included in the preceding clause:
     (i) accounts payable and accrued liabilities in the ordinary course of business of the Company or any of its Subsidiaries;
     (ii) notes, bills and checks presented in the ordinary course of business by the Company or any of its Subsidiaries to banks for collection or deposit;
     (iii) all obligations of the Company or any of its Subsidiaries of the character referred to in this definition to the extent owing to the Company or any of its Subsidiaries; and

     (iv) Debt of the type otherwise permitted under clause (13), (14) or (16) of Section 4.08(a);
provided, further, that, Debt for Borrowed Money shall exclude all Hedging Obligations of such Person.
     “Debt Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.
     “Default” means any event the occurrence of which is, or with notice or the passage of time or both would be, an Event of Default.
     “Depository” means, with respect to the Senior Subordinated Notes issued in the form of one or more Global Notes, The Depository Trust Company or another Person designated as Depository by the Company, which Person must be a clearing agency registered under the Exchange Act.
     “Dex Media” means Dex Media, Inc.
     “Dex Media East Credit Facility” means that certain Credit Agreement, dated as of October 24, 2007, as amended and restated as of January 29, 2010, among the Company, Dex Media, Dex Media East, Inc., Dex Media East LLC, as borrower, the lenders parties thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, as such may be further amended, restated, supplemented or otherwise modified from time to time, and/or one or more (i) debt or commercial paper facilities or other instruments with banks or other institutional lenders providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose, bankruptcy remote entities formed to borrow from such lenders against such receivables or inventory) or trade letters of credit, or other forms of guarantees or assurances or any other facilities, agreements or instruments pursuant to which Debt shall be Incurred or (ii) series of notes, bonds or other debt securities (including convertible debt securities) and any related indentures or similar agreements (clauses (i) and (ii), collectively, “Dex East Replacement Debt”) in respect of which Dex East Replacement Debt the Company shall have designated in writing to the Trustee as being included in the definition of “Dex East Replacement Debt.” For the avoidance of doubt, the Company or any Subsidiary of the Company may be the borrower, obligor, guarantor or issuer of any such Dex East Replacement Debt.
     “Dex Media West Credit Facility” means that certain Credit Agreement, dated as of June 6, 2008, as amended and restated as of January 29, 2010, among the Company, Dex Media, Dex Media West, Inc., Dex Media West LLC, as borrower, the lenders parties thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, as such may be further amended, restated, supplemented or otherwise modified from time to time, and/or one or more (i) debt or commercial paper facilities or other instruments with banks or other institutional lenders providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose, bankruptcy remote entities formed to borrow from such lenders against such receivables or inventory) or trade letters of credit, or other forms of guarantees or assurances or any other facilities, agreements or instruments pursuant to which Debt shall be Incurred or (ii) series of notes, bonds or other debt securities (including convertible debt securities) and any related indentures or similar agreements (clauses (i) and (ii), collectively, “Dex West Replacement Debt”) in respect of which Dex West Replacement Debt the Company shall have designated in writing to the Trustee as being included in the definition of “Dex West Replacement Debt.” For the avoidance of doubt, the Company or any Subsidiary of the Company may be the borrower, obligor, guarantor or issuer of any such Dex West Replacement Debt.
     “Disqualified Stock” means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or upon the happening of an event:
     (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,
     (b) is or may become redeemable or repurchaseable at the sole option of the holder thereof, in whole or in part, or
     (c) convertible or exchangeable at the sole option of the holder thereof for Debt or Disqualified Stock, on or prior to, in the case of clause (a), (b) or (c), the first anniversary of the Stated Maturity of the Senior Subordinated Notes; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a Change of Control occurring prior to the first anniversary of the Stated Maturity of the Senior Subordinated Notes shall not constitute Disqualified Stock if the change of control provisions applicable to such Disqualified Stock are no more favorable to the holders of such Capital Stock than the provisions of this Indenture with respect to a Change of Control and such Capital Stock specifically provides that the Company will not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the Company’s completing a Change of Control Offer.
     “Disqualified Stock Dividends” means all dividends with respect to Disqualified Stock of the Company held by Persons other than a Wholly Owned Subsidiary of the Company.
     “Dividend Yield” means the aggregate dollar amount of the cash dividends paid on the Company’s common stock or equivalent, per share, during any 12-month period divided by the Market Price per share of the Company’s common stock or equivalent averaged over the trading days of such period up to and including the trading day before the date of a resolution of the Board of Directors of the Company declaring the payment of the cash dividend.
     “EBITDA” means, with respect to any Person, for any period:
     (a) the sum of an amount equal to Consolidated Net Income of such Person for such period, plus (without duplication) the following to the extent Consolidated Net Income has been reduced thereby for such period:

          (1) the provisions for taxes based on income or profits or utilized in computing net loss,
          (2) Consolidated Interest Expense,
          (3) depreciation,
          (4) amortization,
          (5) non-recurring losses or expenses,
          (6) transaction fees and costs associated or incurred by such Person or any of its Subsidiaries in connection with such Person’s or its Subsidiaries’ existing credit facilities and other funded Debt existing during such period, and
          (7) any other non-cash items (provided that any such non-cash item that represents an accrual of or reserve for cash expenditures in any future period shall be deducted in such future period); minus
     (b) (x) all non-cash items increasing Consolidated Net Income for such period (other than any such non-cash item to the extent that it will result in the receipt of cash payments in any future period) and (y) all non-recurring gains for such period.
     Notwithstanding the foregoing clause, the provision for taxes and the depreciation, amortization and non-cash items of a Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary of the Company was included in calculating Consolidated Net Income. The calculation of EBITDA shall not include (i) any non-cash impact attributable to the reduction in deferred revenue or reduction in deferred costs to balance sheet accounts as a result of the fair value exercise undertaken as required by purchase accounting in accordance with GAAP, during the eighteen consecutive months following the consummation of the relevant Acquisition (it being understood that clause (g) of Consolidated Net Income shall not apply) (without duplication) or (ii) any non-cash impact as a result of the Company’s adoption of fresh-start accounting in accordance with GAAP upon effectiveness of the Reorganization Plan.
     “Effective Date” means the first date on which the aggregate amount of Specified Debt Incurred by the Company and the Debt Restricted Subsidiaries on or after the Issue Date (after giving effect to any Incurrence on such date) exceeds $20 million.
     “Effective Yield to Maturity” means, with respect to any Specified Debt, the effective yield to maturity of such Specified Debt as of the relevant Specified Debt Incurrence Date calculated in accordance with customary market practices (taking into account, among other things, interest rate, commitment fees, arranger fees, upfront fees, original issue discount, prepayment fees and other fees of a similar nature); provided that if the Effective Yield to Maturity is not determinable as of the Specified Debt Incurrence Date because such Specified Debt contains a variable or floating rate of interest determined by reference to an index, the rate of another instrument or a formula, or other similar benchmark, then the Effective Yield to Maturity shall be calculated as if such index, rate or benchmark in effect on the Specified Debt

Incurrence Date shall be the applicable index, rate or benchmark for the duration of such Specified Debt.
     “Event of Default” has the meaning set forth in Section 6.01.
     “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.
     “Fair Market Value” means, with respect to any Property, the price that could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided,
     (a) if such Property has a Fair Market Value equal to or less than $25 million, by any Officer of the Company, or
     (b) if such Property has a Fair Market Value in excess of $25 million, by a majority of the Board of Directors of the Company and evidenced by a Board Resolution.
     “Foreign Subsidiary” means any Subsidiary of the Company that is not organized under the laws of the United States of America, any state thereof or the District of Columbia.
     “Franklin Entity” means any of Franklin Advisers, Inc., Franklin Income Fund, Franklin Templeton Variable Insurance Products Trust and Franklin Income Securities Fund or any of their respective Affiliates.
     “GAAP” means United States of America generally accepted accounting principles, including those set forth in:
     (a) the Financial Accounting Standards Board’s FASB Statement No. 168 “The FASB Accounting Standards Codification,”
     (b) in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants,
     (c) in the statements and pronouncements of the Financial Accounting Standards Board,
     (d) in such other statements by such other entity as approved by a significant segment of the accounting profession, or
     (e) the rules and regulations of the Commission governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Commission.
     “Global Notes” has the meaning set forth in Section 2.16(a).

     “Government Obligations” means any security issued or guaranteed as to principal or interest by the United States of America, or by a person controlled or supervised by and acting as an agency or instrumentality of the government of the United States of America pursuant to authority granted by the Congress of the United States of America; or any certificate of deposit for any of the foregoing.
     “guarantee” or “Guarantee” means any payment obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any payment obligation, direct or indirect, contingent or otherwise, of such Person:
     (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise), or
     (b) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);
provided, however, that the term “guarantee” shall not include:
     (1) endorsements for collection or deposit in the ordinary course of business, or
     (2) a contractual commitment by one Person to invest in another Person.
     The term “guarantee” used as a verb has a corresponding meaning. The term “guarantor” means any Person guaranteeing any obligation.
     “Hedging Obligations” of any Person means any payment obligation of such Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement.
     “Holder” means the Person in whose name a Senior Subordinated Note is registered on the Senior Subordinated Note register.
     “Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; provided further, however, that any Debt or other obligations of a Person, including an Unrestricted Subsidiary, existing at the time such Person becomes a Debt Restricted Subsidiary (including by merger, consolidation or acquisition) shall be deemed to be Incurred by such Debt Restricted Subsidiary at the time it becomes a Debt Restricted Subsidiary; provided further, however, that amortization of debt discount, accrual or capitalization of dividends and interest, including the accrual of deferred accrued interest, the accretion of principal, and the payment of interest or dividends in the form of additional securities shall not, in any such case, be deemed to be the Incurrence of Debt, provided that in the case of Debt or Preferred Stock sold at a discount or for which interest or dividends is capitalized or accrued or accreted, the amount of such Debt or outstanding Preferred Stock Incurred shall at all times be the then current accreted value or shall include all capitalized interest.
     “Indenture” means this Indenture as amended, restated or supplemented from time to time.
     “Independent Financial Advisor” means an accounting, appraisal or investment banking firm of national standing or any third party appraiser or recognized expert with experience in making the relevant computations, provided that such firm or appraiser is not an Affiliate of the party or parties selecting such firm or appraiser.
     “Independent Financial Advisor Computations” has the meaning set forth in Section 4.15(b).
     “Independent Financial Advisor Opinion” has the meaning set forth in Section 4.15(b).
     “Interest Payment Date” means March 31 and September 30 of each year.
     “Interest Rate Agreement” means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate option agreement, interest rate future agreement or other similar agreement designed to protect against fluctuations in interest rates.
     “Investment” by any Person means any loan (other than advances and extensions of credit and receivables in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person or acquired as part of the assets acquired in connection with an acquisition of assets otherwise permitted by this Indenture), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) (excluding commission, travel and similar advances to officers and employees in the ordinary course of business) to, or Incurrence of a guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person.
     “Investment Grade Rating” means a rating equal to or higher than Baa3 (with a stable or better outlook) (or the equivalent) by Moody’s or BBB- (with a stable or better outlook) (or the equivalent) by S&P.
     “Issue Date” means January 29, 2010.
     “Legal Defeasance” has the meaning set forth in Section 9.02.

     “Leverage Ratio” means the ratio of:
     (a) the outstanding Debt for Borrowed Money of the Company and its Subsidiaries as of the date of calculation on a consolidated basis in accordance with GAAP less the aggregate amount of cash (other than cash classified as “restricted cash” on the Company’s consolidated balance sheet in accordance with GAAP) or Cash Equivalents on hand as of such date, to
     (b) the LTM Pro Forma EBITDA.
     “Lien” means, with respect to any Property of any Person, any lien, security interest or other charge of any kind, or any other type of preferential arrangement intending to have the effect of a lien or security interest, including, (x) any lien or retained security title of a conditional vendor, (y) any easement, right-of-way or other encumbrance on title to real property and which materially and adversely affects the value or current use of such real property and (z) any assignment of income or proceeds intended to secure Debt.
     “LTM Pro Forma EBITDA” means Pro Forma EBITDA for the four most recent consecutive fiscal quarters prior to the date of determination for which financial statements are available and have been filed with the Commission or the Trustee pursuant to Section 4.13.
     “Market Price” of the Company’s common stock or equivalent (the “security”) on any date of determination means:
     (a) the closing sale price (or, if no closing sale price is reported, the last reported sale price) of a security (regular way) on the New York Stock Exchange on that date;
     (b) if that security is not listed on the New York Stock Exchange on that date, the closing sale price as reported in the composite transactions for the principal U.S. securities exchange on which that security is listed;
     (c) if that security is not so listed on a U.S. national or regional securities exchange;
     (d) the last price quoted by Interactive Data Corporation for that security or, if Interactive Data Corporation is not quoting such price, a similar quotation service selected by the Company;
     (d) if that security is not so quoted, the average of the mid-point of the last bid and ask prices for that security from at least two dealers recognized as market-makers for that security; or
     (e) if that security is not so quoted, the average of that last bid and ask prices for that security from a dealer engaged in the trading of such securities.
     “Maturity Date” when used with respect to any Senior Subordinated Note, means the date on which the principal amount of such Senior Subordinated Note becomes due and payable as therein or herein provided.

     “Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.
     “Non-Recourse Debt”, with respect to a Person, means Debt:
          (a) as to which such Person does not provide any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Debt) or is not directly or indirectly liable (as a guarantor or otherwise) or as to which there is not any recourse to the assets of such Person; and
          (b) with respect to which no default would permit (upon notice, lapse of time or both) any holder of any other Debt of such Person to declare a default under such other Debt or cause the payment thereof to be accelerated or payable prior to its stated maturity;
provided; however; that any Debt the payment of which is secured by a Lien on the Capital Stock of a direct Subsidiary of such Person to the extent such Lien solely secures Debt of such Subsidiary shall not constitute Non-Recourse Debt of such Person so long as the pledge of the Capital Stock has no claim whatsoever against such Person in respect of such Subsidiary’s Debt other than (i) to obtain such Capital Stock or (ii) in connection with any representations, warranties, covenants and indemnities in respect of the pledge of such Capital Stock and determined by such Person to be customary in financings of a similar type.
     “Notice of Default” has the meaning set forth in Section 6.01.
     “Notice of Company Objections” has the meaning set forth in Section 4.15(b).
     “Notice of Holder Objections” has the meaning set forth in Section 4.15(b).
     “Objecting Holder Computations” has the meaning set forth in Section 4.15(b).
     “Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Debt, including any guarantees thereof, and in all cases whether direct or indirect, absolute or contingent, now outstanding or hereafter created, assumed or incurred and including interest accruing subsequent to the filing of a petition in bankruptcy or the commencement of any insolvency, reorganization or similar proceedings at the rate provided in the relevant documentation, whether or not an allowed claim, and any obligation to redeem or defease any of the foregoing.
     “Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of such Person.
     “Officer’s Certificate” means, with respect to any Person, a certificate signed by an Officer of such Person, and delivered to the Trustee.
     “Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee, which Opinion of Counsel may be subject to reasonable and customary limitations, assumptions, exceptions and qualifications. The counsel may be an employee of or counsel to the Company.
     “Pari Passu Debt” of the Company means all Debt of the Company other than Senior Debt and Subordinated Debt, whether such Pari Passu Debt of the Company is outstanding on the Issue Date or thereafter Incurred.
     “Paying Agent” has the meaning set forth in Section 2.04.
     “Payment Blockage Period” has the meaning set forth in Section 10.03.
     “Payment Default” means, with respect to any Debt, a failure to pay principal of such Debt at its Stated Maturity after giving effect to any applicable grace period provided in the instrument(s) governing such Debt.
     “Permitted Business” means the business of the Company and any of its Subsidiaries on the Issue Date and any Related Business.
     “Permitted Junior Securities” has the meaning set forth in Section 10.02.
     “Permitted Liens” means:
     (a) Liens securing the Senior Subordinated Notes;
     (b) Liens to secure Senior Debt of the Company;
     (c) Liens to secure Debt Incurred under Section 4.08(a)(22);
     (d) Liens to secure Debt permitted to be Incurred under Section 4.08(a)(9) and any Permitted Refinancing Debt in respect thereof, provided that (x) any such Lien may not extend to any Property of the Company, other than the Property acquired, constructed or leased with the proceeds of such Debt and any improvements or accessions to such Property and (y) the Lien securing any such Debt shall be created at the time of or within 180 days of such acquisition, installation, construction or improvement or shall exist on such Property, equipment or asset at the time of acquisition;
     (e) Liens on the Capital Stock of a direct Subsidiary of the Company securing Debt of such Subsidiary permitted to be Incurred under this Indenture;
     (f) Liens for unpaid utilities and for taxes, assessments or governmental charges or levies on the Property of the Company or any Subsidiary of the Company if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor in each case, to the extent any such obligations constitute Debt;
     (g) Liens imposed by law, such as statutory Liens of landlords’ carriers’, warehousemen’s, mechanics’, materialmen’s, landlord’s and repairmen’s Liens and other similar

Liens, on the Property of the Company arising in the ordinary course of business and securing payment of obligations that are not more than 90 days past due or are being contested in good faith and by appropriate proceedings in each case, to the extent any such obligations constitute Debt;
     (h) pledges, deposits or Liens on the Property of the Company Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance bids, trade contracts, leases, letters of credit performance or return-of-money bonds, surety and appeal bonds, performance bonds or other obligations of a like nature, in each case, to the extent any such obligations constitute Debt;
     (i) Liens on Property at the time the Company acquired such Property, including any acquisition by means of a merger or consolidation with or into the Company; provided, however, that any such Lien may not extend to any other Property of the Company; provided further, however, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Property was acquired by the Company;
     (j) pledges or deposits by the Company under workmen’s compensation laws, unemployment insurance laws or similar legislation, in each case Incurred in the ordinary course of business in each case, to the extent any such obligations constitute Debt;
     (k) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that are not substantial in amount and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary;
     (l) any provision for the retention of title to any Property by the vendor or transferor of such Property which Property is acquired by the Company in a transaction entered into in the ordinary course of business of the Company and its Subsidiaries and for which kind of transaction it is normal market practice for such retention of title provision to be included in each case, to the extent any such obligations constitute Debt;
     (m) Liens arising by means of any judgment, decree or order of any court, to the extent not otherwise resulting in a Default, and any Liens that are required to protect or enforce rights in any administrative, arbitration or other court proceedings in the ordinary course of business;
     (n) any Lien securing Hedging Obligations or Debt permitted to be Incurred under any Hedging Obligations pursuant to Section 4.08 or any collateral for such Debt to which the Hedging Obligations relate;
     (o) (1) mortgages, Liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on Property over which the Company has easement rights or on any real property leased by the Company or similar agreements relating thereto and (2) any condemnation or eminent domain proceedings or compulsory purchase order affecting real property in each case, to the extent any such obligations constitute Debt;

     (p) any interest or title of a lessor, sublessor, licensee or licensor under any operating lease or license agreement entered into in the ordinary course of business covering only the assets subject to such lease or license agreement;
     (q) banker’s Liens, rights of setoff and similar Liens with respect to cash and Cash Equivalents on deposit in one or more bank accounts in the ordinary course of business, and Liens in favor of payor financial institutions having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company on deposit with or in possession of such financial institution;
     (r) leases, subleases, licenses and sublicenses granted to others that do not materially interfere with the ordinary course of business of the Company and its Subsidiaries, in each case to the extent any such obligations constitute Debt;
     (s) Liens arising from filing Uniform Commercial Code financing statements regarding leases or as a precautionary measure in any transaction not prohibited by this Indenture in each case, to the extent any such obligations constitute Debt;
     (t) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods in each case, to the extent any such obligations constitute Debt;
     (u) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in each case, to the extent any such obligations constitute Debt;
     (v) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other Property relating to such letters of credit and products and proceeds thereof;
     (w) Liens on insurance proceeds and related assets incurred in connection with the financing of insurance premiums;
     (x) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company, including rights of offset and setoff;
     (y) Liens existing on the Issue Date not otherwise described in clauses (a) through (x) above; and
     (z) Liens on the Property of the Company to secure any Refinancing of Debt, in whole or in part, secured by any Lien described in the foregoing clauses (i) or (y), provided that any such Lien is limited to all or part of the same Property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured the Debt being Refinanced.

     “Permitted Refinancing Debt” means any Debt that Refinances any other Debt (including any Subsidiary Credit Facility Debt), including any successive Refinancings, so long as:
     (a) such Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of:
     (1) the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) and any accrued but unpaid interest then outstanding of the Debt being Refinanced, and
     (2) an amount necessary to pay any fees and expenses, including premiums, tender and defeasance costs, related to such Refinancing,
     (b) in the case of the Refinancing of term Debt, the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Refinanced (or, if shorter, the Average Life that would result if all payments of principal on the Debt being Refinanced that were due on or after the date 91 days following the last maturity date of any Senior Subordinated Notes then outstanding were instead due on such date 91 days following the last date of maturity of the Senior Subordinated Notes; provided that any such Permitted Refinancing Debt does not provide for any scheduled principal payments prior to the maturity date of the Senior Subordinated Notes in excess of, or prior to, the scheduled principal payments due prior to such maturity for the Debt being Refinanced), and
     (c) in the case of the Refinancing of term Debt, the Stated Maturity of the Debt being Incurred is no earlier than the Stated Maturity of the Debt being Refinanced (or, if earlier, 91 days following the Stated Maturity of the Senior Subordinated Notes), and
     (d) in the case of the Refinancing of Debt of the Company:
     (1) the new Debt shall not be senior in right of payment of the Debt being Refinanced; and
     (2) if the Debt being Refinanced constitutes Subordinated Debt of the Company, the new Debt shall be subordinated to the Senior Subordinated Notes at least to the same extent as the Subordinated Debt.
provided, however, that Permitted Refinancing Debt shall not include Debt of a Subsidiary that Refinances Debt (other than Senior Debt) of the Company.
     “Person” means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
     “Physical Notes” means certificated Senior Subordinated Notes in registered form in substantially the form set forth in Exhibit A.

     “PIK Interest” means interest paid with respect to the Senior Subordinated Notes in the form of increasing the outstanding principal amount of the Senior Subordinated Notes or issuing PIK Notes.
     “PIK Interest Rate” means as of any date the greater of (i) 14% per annum and (ii) the Adjusted PIK Interest Rate, if any, in effect on such date.
     “PIK Notes” means additional Senior Subordinated Notes issued under this Indenture on the same terms and conditions as the Senior Subordinated Notes issued on the Issue Date in connection with a PIK Payment. For purposes of this Indenture, all references to “PIK Notes” shall include the Related PIK Notes.
     “PIK Payment” means an interest payment with respect to the Senior Subordinated Notes made by increasing the outstanding principal amount of the Senior Subordinated Notes or by issuing PIK Notes.
     “Preferred Stock” means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.
     “Preferred Stock Dividends” means all dividends with respect to Preferred Stock of Subsidiaries of the Company held by Persons other than the Company or a Wholly Owned Subsidiary of the Company.
     “Print Directory Business” means print directory publishing and/or sale of print directory advertising similar to the business conducted by the Company and its Subsidiaries (other than Business.com, Inc. and its Subsidiaries) as of the Issue Date.
     “pro forma” means, with respect to any calculation made or required to be made pursuant to the terms hereof a calculation performed in accordance with the terms of this Indenture and (to the extent not conflicting with such terms) Article 11 of Regulation S-X promulgated under the Securities Act.
     “Pro Forma EBITDA” means, for any period, the EBITDA of the Company and its consolidated Subsidiaries after making the following adjustments (without duplication):
     (a) pro forma effect shall be given to any Asset Sales or Investment (by merger or otherwise) in any Subsidiary of the Company (or any Person which becomes a Subsidiary of the Company) or any other acquisition of Property at any time on or subsequent to the first day of the period and on or prior to the date of determination as if such Asset Sale, Investment or other acquisition had occurred on the first day of the period. Any such pro forma calculations may include operating expense reductions (net of associated expenses) for such period resulting from the acquisition or other Investment which is being given pro forma effect that would be permitted pursuant to Rule 11-02 of Regulation S-X under the Securities Act. In addition, since the beginning of the period, if any Person that subsequently became a Subsidiary of the Company or was merged with or into such Person or any Subsidiary of the Company since the beginning of the period shall have made any Investment in any Person or made any acquisition, disposition, merger or consolidation that would have required adjustment pursuant to this definition, then Pro Forma EBITDA shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger or consolidation had occurred at the beginning of the applicable period; and
     (b) in the event that pro forma effect is being given to any Repayment of Debt, Pro Forma EBITDA for such period shall be calculated as if such Person or such Subsidiary of the Company had not earned any interest income actually earned during such period in respect of the funds used to Repay such Debt.
     “Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to this Indenture, the value of any Property shall be its Fair Market Value.
     “Purchase Money Debt” means Debt secured by a Lien:
     (a) consisting of the deferred purchase price of Property, conditional sale obligations, obligations under any title retention agreement, cost of installation, construction or improvement of Property, other purchase money obligations and obligations in respect of industrial revenue bonds, in each case where the Stated Maturity of such Debt does not exceed the anticipated useful life of the Property being financed, and
     (b) Incurred to finance the acquisition, installation, construction (including improvements) or lease by the Company or a Subsidiary of such Property, including additions and improvements thereto;
provided, however, that such Debt is Incurred at the time of or within 180 days after the acquisition, completion of the construction or lease of such Property by the Company or such Subsidiary.
     “Qualified Equity Offering” means any public or private offering for cash of Capital Stock (other than Disqualified Stock) of the Company other than (i) public offerings of Capital Stock registered on Form S-8 or (ii) other issuances upon the exercise of options by employees of the Company or any of its Subsidiaries.
     “Rating Agencies” mean Moody’s or S&P or, if neither Moody’s nor S&P shall make a rating on the Senior Subordinated Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company which shall be substituted for Moody’s or S&P or both, as the case may be.
     “Redemption Date” when used with respect to any Senior Subordinated Note to be redeemed pursuant to paragraph 5 of the Senior Subordinated Notes means the date fixed for such redemption pursuant to the terms of the Senior Subordinated Notes.
     “Refinance” means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, repurchase, redeem, defease or retire, or to issue other Debt, in exchange or replacement for, such Debt. “Refinanced” and “Refinancing” shall have correlative meanings.

     “Registrar” has the meaning set forth in Section 2.04.
     “Related Business” means any business that is related, ancillary or complementary to the business of the Company or any of its Subsidiaries on the Issue Date or any reasonable extension, development or expansion of the business of the Company or any of its Subsidiaries, including any business acquired pursuant to any Acquisition.
     “Related PIK Notes” means, with respect to a Senior Subordinated Note, (i) each PIK Note issued in connection with a PIK Payment on such Senior Subordinated Note and (ii) each additional PIK Note issued in connection with a PIK Payment on a Related PIK Note with respect to such Senior Subordinated Note.
     “Reorganization Plan” means the Joint Plan of Reorganization for the Company and its Subsidiaries, including any exhibits, supplements, appendices and schedules thereto, dated October 21, 2009, as amended, supplemented or otherwise modified and as confirmed by the United States Bankruptcy Court for the District of Delaware, pursuant to the Confirmation Order.
     “Repay” means, in respect of any Debt, to repay, prepay, repurchase, redeem, legally defease or otherwise retire such Debt. “Repayment” and “Repaid” shall have correlative meanings. For purposes of the definition of “Leverage Ratio,” Debt shall be considered to have been Repaid only to the extent the related loan commitment, if any, shall have been permanently reduced in connection therewith.
     “Representative” means the trustee, agent or representative (if any) for any issue of Senior Debt.
     “Required Filing Dates” has the meaning set forth in Section 4.13.
     “Responsible Officer” means, when used with respect to the Trustee, any officer in the Corporate Trust Office of the Trustee including any vice president, assistant vice president or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, and to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
     “Restricted Payment” means:
     (a) any dividend or distribution (whether made in cash, securities or other Property) declared or paid by the Company on or with respect to any shares of Capital Stock of the Company, except for any dividend or distribution payable solely in shares of Capital Stock (other than Disqualified Stock) of the Company or in options, warrants or other rights to acquire shares of Capital Stock (other than Disqualified Stock) of the Company;
     (b) the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Company (other than from a Subsidiary or any entity that becomes a Subsidiary as a result of such transactions) or securities exchangeable for or convertible into any such Capital Stock, including the exercise of any option to exchange any Capital Stock (other than for or into Capital Stock of the Company that is not Disqualified Stock); or
     (c) the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Subordinated Debt (other than the purchase, repurchase or other acquisition of any Subordinated Debt purchased in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case due within one year of the date of acquisition).
     “Reversion Date” has the meaning set forth in Section 4.16(b).
     “RHDI” means R.H. Donnelley Inc., a Delaware corporation.
     “RHDI Credit Facility” means that certain Third Amended and Restated Credit Agreement, dated as of January 29, 2010, by and among, RHDI, as borrower, the Company, the lenders from time to time parties thereto and Deutsche Bank Trust Company Americas, as administrative agent, as such may be amended, restated, supplemented or otherwise modified from time to time, and/or one or more (i) debt or commercial paper facilities or other instruments with banks or other institutional lenders providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose, bankruptcy remote entities formed to borrow from such lenders against such receivables or inventory) or trade letters of credit, or other forms of guarantees or assurances or any other facilities, agreements or instruments pursuant to which Debt shall be Incurred or (ii) series of notes, bonds or other debt securities (including convertible debt securities) and any related indentures or similar agreements (clauses (i) and (ii), collectively, “RHDI Replacement Debt”) in respect of which RHDI Replacement Debt the Company shall have designated in writing to the Trustee as being included in the definition of “RHDI Replacement Debt.” For the avoidance of doubt, the Company or any Subsidiary of the Company may be the borrower, obligor, guarantor or issuer of any such RHDI Replacement Debt.
     “Securities Act” means the U.S. Securities Act of 1933, as amended (or any successor statute or statutes thereto).
     “Senior Debt” means any and all Obligations of the Company under or in respect of (a) the Subsidiary Credit Facilities in an aggregate amount not to exceed the amount of Debt permitted to be incurred pursuant to Section 4.08(a)(7), (b) Interest Rate Agreements entered into by the Company or a Subsidiary of the Company that (i) have an aggregate notional amount not to exceed at any time the outstanding principal balance of the Debt of the Company and the Subsidiaries of the Company described in the foregoing clause (a) at such time and (ii) with regard to any Obligation of the Company by their terms are expressly senior in right of payment to the Senior Subordinated Notes and (c) any Guarantee by the Company of any Obligations or liabilities described in the foregoing clauses (a) and (b).
     “Senior Subordinated Notes” means the 12%/14% Senior Subordinated Notes Due 2017 in the initial aggregate principal amount of $300,000,000 and any PIK Notes authenticated and delivered under this Indenture, as amended from time to time in accordance with the terms hereof. For purposes of this Indenture, all references to “principal amount” of the Senior Subordinated Notes shall include any increases in the outstanding principal amount thereof and any PIK Notes issued in connection with a PIK Payment.
     “Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02(w) under Regulation S-X promulgated by the Commission.
     “S&P” means Standard and Poor’s, a division of the McGraw-Hill Companies, Inc., and any successor to its rating agency business.
     “Specified Debt” means any Debt (other than Subordinated Debt) Incurred pursuant to Section 4.08(a)(1), Section 4.08(a)(3) (other than Debt assumed pursuant thereto or in connection therewith), Section 4.08(a)(4) (other than Debt assumed pursuant thereto or in connection therewith), Section 4.08(a)(6) or Section 4.08(a)(23).
     “Specified Debt Incurrence Date” has the meaning set forth in Section 4.15.
     “Stated Maturity” means (a) with respect to any debt security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the Company unless such contingency has occurred) and (b) with respect to any scheduled installment of principal of any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.
     “Subordinated Debt” means any Debt of the Company (whether outstanding on the Issue Date or thereafter Incurred) that is expressly subordinate or junior in right of payment to the Senior Subordinated Notes pursuant to a written agreement to that effect.
     “Subsidiary” means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which a majority of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by:
(a)	such Person,

(b)	such Person and one or more Subsidiaries of such Person, or

(c)	one or more Subsidiaries of such Person.
Unless the context otherwise requires, “Subsidiary” means a Subsidiary of the Company.
     “Subsidiary Credit Facilities” means, collectively, the RHDI Credit Facility (and any RHDI Replacement Debt), the Dex Media East Credit Facility (and any Dex East Replacement Debt) and the Dex Media West Credit Facility (and any Dex West Replacement Debt).

     “Surviving Person” has the meaning set forth in Section 5.01(a)(1).
     “Suspended Covenants” has the meaning set forth in Section 4.16(a).
     “Suspension Period” has the meaning set forth in Section 4.16(b).
     “TIA” means the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb) (or any successor statute or statutes thereto).
     “Trustee” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.
     “Unrestricted Subsidiary” means (a) any direct or indirect Subsidiary of the Company formed or acquired after the Issue Date and designated as an “Unrestricted Subsidiary” by the Board of Directors and (b) any Subsidiary of an Unrestricted Subsidiary, provided that, in the case of each of clauses (a) and (b), (x) the majority of such Subsidiary’s assets (other than cash) were not directly or indirectly acquired (whether by sale, assignment, transfer, contribution or otherwise) from the Company or any Debt Restricted Subsidiary of the Company and (y) does not Incur any Debt other than Debt that is Non-Recourse Debt to the Company and its Debt Restricted Subsidiaries.
     “Voting Stock” of any Person means all classes of Capital Stock or other interests (including partnership and limited liability company interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.
     “Wholly Owned Subsidiary” of any Person means any Subsidiary of such Person all the Voting Stock of which (except directors’ qualifying shares and shares required by applicable law to be held by a Person other than such Person or a Wholly Owned Subsidiary of such Person) is at such time owned, directly or indirectly, by such Person or any Wholly Owned Subsidiary of such Person.
     “Yield Certificate” has the meaning set forth in Section 4.15(a).
     Section 1.02 Incorporation by Reference of Trust Indenture Act.
     Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:
     “indenture securities” means the Senior Subordinated Notes;
     “indenture securityholder” means a Holder;
     “indenture to be qualified” means this Indenture;
     “indenture trustee” or “institutional trustee” means the Trustee; and

     “obligor on this indenture securities” means the Company or any other obligor on the Senior Subordinated Notes.
     All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by Commission rule have the meanings therein assigned to them.
     Section 1.03 Rules of Construction.
     Unless the context otherwise requires:
     (A) a term has the meaning assigned to it herein, whether defined expressly or by reference;
     (B) “or” is not exclusive;
     (C) words in the singular include the plural, and in the plural include the singular;
     (D) words used herein implying any gender shall apply to both genders;
     (E) “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subsection;
     (F) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation;”
     (G) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP;
     (H) “$,” “U.S. Dollars” and “United States Dollars” each refer to United States of America dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts;
     (I) whenever in this Indenture there is mentioned, in any context, principal, interest or any other amount payable under or with respect to any Senior Subordinated Note, such mention shall be deemed to include mention of the payment of PIK Interest to the extent that, in such context, PIK Interest is, were or would be payable in respect thereof; and
     (J) unless the context otherwise requires, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture.
ARTICLE II
THE SENIOR SUBORDINATED NOTES
     Section 2.01 Amount of Senior Subordinated Notes.
     The aggregate principal amount of Senior Subordinated Notes that may be authenticated and delivered under this Indenture may not exceed $300,000,000, subject to any increase in the outstanding principal amount of Senior Subordinated Notes or any PIK Notes issued in connection with the payment of any PIK Interest as provided in paragraph 1 of the Senior Subordinated Notes and except as provided in Section 2.07 and Section 2.08. In connection with any payment of PIK Interest, the Company without the consent of Holders is entitled to increase the outstanding principal amount of the Senior Subordinated Notes or issue PIK Notes.
     Section 2.02 Form and Dating.
     The Senior Subordinated Notes and the Trustee’s certificate of authentication with respect thereto shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture. The Senior Subordinated Notes may have notations, legends or endorsements required by law, rule or usage to which the Company is subject. Each Senior Subordinated Note shall be dated the date of its authentication.
     The terms and provisions contained in the Senior Subordinated Notes shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby.
     Section 2.03 Execution and Authentication; Payment of Interest.
     The Senior Subordinated Notes shall be executed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President or any Vice President. The signature of any of these Officers on the Senior Subordinated Notes may be manual or facsimile.
     If an Officer whose signature is on a Senior Subordinated Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Senior Subordinated Note, the Senior Subordinated Note shall be valid nevertheless.
     The Trustee shall initially authenticate $300,000,000 aggregate principal amount of Senior Subordinated Notes for original issue on the Issue Date upon a written order of the Company in the form of an Officer’s Certificate (an “Authentication Order”). In addition, in connection with any PIK Payment, the Trustee shall upon an Authentication Order authenticate and deliver any PIK Notes (or increase the principal amount of any Senior Subordinated Notes) as a result of such PIK Payment for original issue in aggregate principal amounts specified in such Authentication Order for such PIK Notes (or increases in the principal amount of any Senior Subordinated Notes). The Authentication Order shall specify the date such PIK Notes are to be authenticated or increases are to be made, whether any PIK Notes are to be issued as Physical Notes or Global Notes and include such other information as the Company may desire or the Trustee may reasonably request.
     No Senior Subordinated Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Senior Subordinated Note a certificate of authentication substantially in the form set forth in Exhibit A attached hereto executed by the Trustee by manual signature, and such certificate upon any Senior Subordinated Note shall be conclusive evidence, and the only evidence, that such Senior Subordinated Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any

Senior Subordinated Note shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Senior Subordinated Note to the Trustee for cancellation as provided in Section 2.12, for all purposes of this Indenture such Senior Subordinated Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.
     To the extent permitted by paragraph 1 of the Senior Subordinated Notes, the Company may issue PIK Notes hereunder in payment of PIK Interest on the Senior Subordinated Notes, which PIK Notes shall have identical terms as the Senior Subordinated Notes issued on the Issue Date. The Company must elect the form of interest payment with respect to each interest period in accordance with paragraph 1 of the Senior Subordinated Note by delivering a notice to the Trustee no later than two Business Days prior to the beginning of such interest period. The Trustee shall promptly deliver a corresponding notice to the Holders. In the absence of such an election for any interest period, interest on the Senior Subordinated Notes will be payable in the form of the interest payment for the prior interest period.
     PIK Interest will be payable (i) in the case of Global Notes, by increasing the principal amount of the Global Note by an amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest whole dollar) (or, if necessary, pursuant to the requirements of the depository or otherwise, by authenticating new Global Notes executed by the Company with such increased principal amounts) or (ii) in the case of Physical Notes, by issuing PIK Notes in an aggregate principal amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest whole dollar) and the Trustee will, at the request of the Company, authenticate and deliver such PIK Notes for original issuance to the Holders on the relevant record date, as shown by the records of the Senior Subordinated Note register.
     The Senior Subordinated Notes shall be issuable only in fully registered form without coupons in denominations of $2,000 and any integral multiples of $1,000 in excess of $2,000; provided that in the case of any PIK Payment, the aggregate principal amount of the Senior Subordinated Notes of a Holder may be increased by, or PIK Notes may be issued to such Holder in, a principal amount equal to the amount of PIK Interest paid with respect to the Senior Subordinated Notes of such Holder for the applicable period, rounded up to the nearest whole dollar.
     Section 2.04 Registrar and Paying Agent.
     The Company shall maintain an office or agency where Senior Subordinated Notes may be presented for registration of transfer or for exchange (the “Registrar”), and an office or agency where Senior Subordinated Notes may be presented for payment (the “Paying Agent”) and an office or agency where notices and demands to or upon the Company, if any, in respect of the Senior Subordinated Notes and this Indenture may be served. The Registrar shall keep a register of the Senior Subordinated Notes and of their transfer and exchange. The Company may have one or more additional Paying Agents. The term “Paying Agent” includes any additional Paying Agent.

     The Company shall enter into an appropriate agency agreement, which shall incorporate the provisions of the TIA, with any Agent that is not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07.
     The Company initially appoints the Trustee as Registrar and Paying Agent and Agent for service of notices and demands in connection with the Senior Subordinated Notes and this Indenture and to act as custodian with respect to Global Notes. The Company may change the Paying Agent or Registrar without prior notice to the Holders. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.
     Section 2.05 Paying Agent To Hold Money in Trust.
     Each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of or premium or interest on the Senior Subordinated Notes (whether such money has been paid to it by the Company or any other obligor on the Senior Subordinated Notes), and the Company and the Paying Agent shall notify the Trustee of any default by the Company (or any other obligor on the Senior Subordinated Notes) in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder; provided that if the Company or an Affiliate thereof acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.01(1) or Section 6.01(2), upon written request to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.
     Section 2.06 Holder Lists.
     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.
     Section 2.07 Transfer and Exchange.
     The Senior Subordinated Notes may be presented for registration of transfer and exchange at the offices of the Registrar. Subject to Section 2.16, when Senior Subordinated Notes are presented to the Registrar with a request from the Holder of such Senior Subordinated Notes to register a transfer or to exchange them for an equal principal amount of Senior

Subordinated Notes of other authorized denominations, the Registrar shall register the transfer as requested. Every Senior Subordinated Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall issue and execute and the Trustee shall authenticate new Senior Subordinated Notes evidencing such transfer or exchange at the Registrar’s request. No service charge shall be made to the Holder for any registration of transfer or exchange. The Company may require from the Holder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.11, Section 3.06, Section 4.07, Section 4.14 or Section 8.05 (in which events the Company shall be responsible for the payment of such taxes or charge). The Registrar shall not be required to exchange or register a transfer of any Senior Subordinated Note for a period of 15 days immediately preceding the redemption of Senior Subordinated Notes, except the unredeemed portion of any Senior Subordinated Note being redeemed in part.
     Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry.
     Except as expressly provided herein, neither the Trustee nor the Registrar shall have any duty to monitor the Company’s compliance with or have any responsibility with respect to the Company’s compliance with any Federal or state securities laws.
     Section 2.08 Replacement Senior Subordinated Notes.
     If a mutilated Senior Subordinated Note is surrendered to the Registrar or the Trustee, or if the Holder claims that the Senior Subordinated Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Senior Subordinated Note if the Holder of such Senior Subordinated Note furnishes to the Company and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Senior Subordinated Note and if the requirements of Section 8-405 of the New York Uniform Commercial Code as in effect on the date of this Indenture are met, including the posting of an indemnity bond, sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee or any Paying Agent from any loss that any of them may suffer if such Senior Subordinated Note is replaced. The Company and the Trustee may agree to waive the posting of an indemnity bond. The Company may charge such Holder for the Company’s reasonable out-of-pocket expenses in replacing such Senior Subordinated Note and the Trustee may charge the Company for the Trustee’s expenses (including attorney’s fees and disbursements) in replacing such Senior Subordinated Note. Every replacement Senior Subordinated Note shall constitute a contractual obligation of the Company.
     Section 2.09 Outstanding Senior Subordinated Notes.
     The Senior Subordinated Notes outstanding at any time are all Senior Subordinated Notes (including PIK Notes) that have been authenticated by the Trustee (including any increases in outstanding principal amount of Senior Subordinated Notes in connection with any PIK Payment) except for (a) those cancelled by it, (b) those delivered to it for cancellation, (c) those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, (d) to the extent set forth in Article IX or Article XI, on or after the date on which the conditions set forth in Article IX or Article XI have been satisfied, those Senior Subordinated Notes theretofore authenticated and delivered by the Trustee hereunder and (e) those described in this Section 2.09 as not outstanding. Subject to Section 2.10, a Senior Subordinated Note does not cease to be outstanding because the Company or one of its Affiliates holds the Senior Subordinated Note.
     If the principal amount of any Senior Subordinated Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.
     If a Senior Subordinated Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Senior Subordinated Note is held by a bona fide purchaser in whose hands such Senior Subordinated Note is a legal, valid and binding obligation of the Company.
     If the Paying Agent holds, in its capacity as such, on any Maturity Date, money sufficient to pay all accrued interest and principal (and premium, if any) with respect to the Senior Subordinated Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Senior Subordinated Notes cease to be outstanding and interest on them ceases to accrue.
     Section 2.10 Treasury Senior Subordinated Notes.
     In determining whether the Holders of the required principal amount of Senior Subordinated Notes have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Senior Subordinated Notes owned by the Company or any Affiliate of the Company shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such declaration, notice, direction, waiver or consent or any amendment, modification or other change to this Indenture, only Senior Subordinated Notes as to which a Responsible Officer of the Trustee has actually received an Officer’s Certificate stating that such Senior Subordinated Notes are so owned shall be so disregarded. Senior Subordinated Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee established to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Senior Subordinated Notes and that the pledgee is not the Company or any other obligor on the Senior Subordinated Notes or any of their respective Affiliates.
     Section 2.11 Temporary Senior Subordinated Notes.
     Until definitive Senior Subordinated Notes are prepared and ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Senior Subordinated Notes. Temporary Senior Subordinated Notes shall be substantially in the form of definitive Senior Subordinated Notes but may have variations that the Company considers appropriate for temporary Senior Subordinated Notes and as shall be reasonably acceptable to the Trustee.

Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Senior Subordinated Notes in exchange for temporary Senior Subordinated Notes upon surrender of such temporary Senior Subordinated Notes to the Registrar. Until such exchange, temporary Senior Subordinated Notes shall be entitled to the same rights, benefits and privileges as definitive Senior Subordinated Notes.
     Section 2.12 Cancellation.
     The Company at any time may deliver Senior Subordinated Notes to the Trustee for cancellation (including Senior Subordinated Notes acquired by the Company or any of its Affiliates). The Registrar and the Paying Agent shall forward to the Trustee any Senior Subordinated Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Senior Subordinated Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of cancelled Senior Subordinated Notes (subject to the record retention requirement of the Exchange Act) or deliver such cancelled Senior Subordinated Notes to the Company pursuant to the written direction by an Officer. Certification of the disposal of all cancelled Senior Subordinated Notes shall be delivered to the Company upon written request by the Company. The Company may not reissue or resell, or issue new Senior Subordinated Notes to replace, Senior Subordinated Notes that the Company has redeemed or paid, or that have been delivered to the Trustee for cancellation.
     Section 2.13 Defaulted Interest.
     If the Company defaults on a payment of interest on the Senior Subordinated Notes, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest at the rate provided in the Senior Subordinated Notes and in Section 4.01, in accordance with the terms hereof, to the Persons who are Holders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Company shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 10 days before such special record date, the Company (or, upon request of the Company, the Trustee in the name and at the expense of the Company) shall mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid. The Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Senior Subordinated Notes are listed and, upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.
     Section 2.14 CUSIP Number.
     The Company in issuing the Senior Subordinated Notes may use a “CUSIP” number, and if so, such CUSIP number shall be included in notices of redemption or any Change of Control Offer or Certain Acquisition Debt Offer as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Senior Subordinated Notes, and that reliance may be placed only on the other identification numbers printed on the Senior Subordinated Notes; and, provided further, any such redemption or offer shall not be affected by any defect in or omission of such CUSIP numbers. The Company shall promptly notify the Trustee of any such CUSIP number used by the Company in connection with the issuance of the Senior Subordinated Notes and of any change in the CUSIP number.
     Section 2.15 Deposit of Moneys.
     Prior to 12:00 pm (noon), New York City time, on each Interest Payment Date and Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be. The principal, premium (if any) and interest on Global Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Notes represented thereby. The principal, premium (if any) and Cash Interest on Physical Notes shall be payable, either in person, at the office of the Paying Agent, or by mail.
     Section 2.16 Book-Entry Provisions for Global Notes.
     (a) Senior Subordinated Notes shall be represented by one or more Senior Subordinated Notes in registered, global form without interest coupons (the “Global Note”). The Global Notes shall bear legends as set forth in Exhibit A. The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member and (ii) be delivered to the Trustee as custodian for such Depository.
     Members of, or direct or indirect participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Notes, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization (which may be in electronic form) furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder.
     (b) Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. A Global Note shall be exchangeable for Physical Notes if (i) the Depository (x) notifies the Company that it is unwilling or unable to continue as depository for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act, and, with respect to (x) or (y), the Company thereupon fails to appoint a successor depository within 90 days of such notice or cessation, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of such Physical Notes in exchange for any or all of the Senior Subordinated Notes represented by the Global Notes or (iii) there shall have occurred and be continuing an Event of Default with respect to the Senior Subordinated Notes. In all cases, Physical Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any authorized denominations, requested by or on behalf of the Depository (in accordance with its customary procedures).
     (c) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to Section 2.16(b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.
     (d) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Senior Subordinated Notes.
     Section 2.17 Computation of Interest.
     Interest on the Senior Subordinated Notes shall be computed on the basis of a 360-day year of twelve 30-day months and actual days elapsed.
Section 2.18 Repayment to the Company.
     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Senior Subordinated Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Senior Subordinated Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.
     Section 2.19 Calculation of Principal Amount.
     The aggregate principal amount of the Senior Subordinated Notes, at any date of determination, shall be the principal amount of the Senior Subordinated Notes, including any PIK Notes issued in respect thereof, and any increase in the principal amount thereof, as a result of any PIK Payment prior to or at such date of determination.
ARTICLE III
REDEMPTION
     Section 3.01 Election To Redeem; Notices to Trustee.
     If the Company elects to redeem Senior Subordinated Notes pursuant to paragraph 5 of the Senior Subordinated Notes, at least 30 days prior to the Redemption Date (unless a shorter notice shall be agreed to in writing by the Trustee) but not more than 60 days before the Redemption Date, the Company shall notify the Trustee in writing of the Redemption Date, the principal amount of Senior Subordinated Notes to be redeemed and the redemption price, and deliver to the Trustee, no later than two Business Days prior to the Redemption Date, an Officer’s Certificate stating such information. Such notice to the Trustee and Officer’s Certificate may be conditioned as provided in Section 3.03.
     Section 3.02 Selection by Trustee of Senior Subordinated Notes To Be Redeemed or Purchased.
     If less than all of the Senior Subordinated Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Senior Subordinated Notes to be redeemed or purchased (a) if the Senior Subordinated Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Senior Subordinated Notes are listed, (b) if the Senior Subordinated Notes are not so listed, on a pro rata basis to the extent practicable or (c) by lot or by such other similar method in accordance with the procedures of the Depository. In the event of partial redemption or purchase by lot, the particular Senior Subordinated Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date or purchase date by the Trustee from the outstanding Senior Subordinated Notes not previously called for redemption or purchase.
     The Trustee shall promptly notify the Company in writing of the Senior Subordinated Notes selected for redemption or purchase and, in the case of any Senior Subordinated Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Other than PIK Notes, Senior Subordinated Notes and portions of Senior Subordinated Notes selected shall be in amounts of $2,000 or whole multiples of $1,000 in excess of $2,000 and no Senior Subordinated Notes of $2,000 or less can be redeemed or purchased in part, provided, however, that if all of the Senior Subordinated Notes of a Holder (including PIK Notes) are to be redeemed or purchased, the entire outstanding amount of Senior Subordinated Notes held by such Holder, even if not a multiple of $2,000, shall be redeemed or purchased. PIK Notes may be redeemed or purchased in amounts of $1.00 and integral multiples of $1.00. Except as provided in the preceding sentence, provisions of this Indenture that apply to Senior Subordinated Notes called for redemption or subject to purchase also apply to portions of Senior Subordinated Notes called for redemption or subject to purchase.
     Section 3.03 Notice of Redemption.
     At least 30 days, and no more than 60 days, before a Redemption Date, the Company shall mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder of Senior Subordinated Notes to be redeemed at such Holder’s last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.04.
     The notice shall identify the Senior Subordinated Notes to be redeemed (including the CUSIP numbers thereof) and shall state:
     (A) the Redemption Date;
     (B) the redemption price;

     (C) the aggregate principal amount of Senior Subordinated Notes that are being redeemed; and, if fewer than all outstanding Senior Subordinated Notes are to be redeemed, that, after the Redemption Date and upon surrender of such Senior Subordinated Note, a new Senior Subordinated Note or Senior Subordinated Notes in principal amount equal to the unredeemed portion will be issued in the name of the Holder upon cancellation of the original Senior Subordinated Note;
     (D) the name and address of the Paying Agent;
     (E) that Senior Subordinated Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
     (F) that unless the Company defaults in making the redemption payment, interest on Senior Subordinated Notes called for redemption ceases to accrue on and after the Redemption Date;
     (G) which subsection of paragraph 5 of the Senior Subordinated Notes is the provision of the Senior Subordinated Notes pursuant to which the redemption is occurring;
     (H) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Senior Subordinated Notes; and
     (I) any condition to such redemption and, if applicable, that the redemption price will be paid and the Company’s obligations with respect to such redemption will be performed by another Person.
     Any notice of redemption may be given prior to the completion of any event or transaction related to such redemption, and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including in the case of any offering of Capital Stock, completion of the related Capital Stock offering. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date so delayed. Any notice may provide that payment of the redemption price or performance of the obligations of the Company under this Article III and paragraphs 5 of the Senior Subordinated Notes may be performed by another Person.
     At the Company’s written request made at least five Business Days prior to the date on which notice is to be given, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s sole expense.
     Section 3.04 Effect of Notice of Redemption.
     Subject to the satisfaction of any conditions to redemption as provided in Section 3.03, once the notice of redemption described herein is mailed, Senior Subordinated Notes called for redemption become due and payable on the Redemption Date and at the redemption price, plus accrued and unpaid interest to the Redemption Date on all Senior Subordinated Notes to be redeemed. Upon surrender to the Paying Agent, such Senior Subordinated Notes shall be paid at the redemption price, plus accrued and unpaid interest to the Redemption Date; provided that if the Redemption Date is after a regular record date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Senior Subordinated Notes registered on the relevant record date; and provided, further, that if a Redemption Date is not a Business Day, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day. Such notice, if mailed in the manner provided in Section 3.03, shall be conclusively presumed to have been given whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Senior Subordinated Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Senior Subordinated Note.
     Section 3.05 Deposit of Redemption Price.
     On or prior to 12:00 p.m. (noon), New York City time, on each Redemption Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to pay the redemption price of, and accrued and unpaid interest on, all Senior Subordinated Notes to be redeemed on that date other than Senior Subordinated Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest on, all Senior Subordinated Notes to be redeemed.
     On and after any Redemption Date, if money sufficient to pay the redemption price of, and accrued and unpaid interest on, Senior Subordinated Notes called for redemption shall have been made available in accordance with the immediately preceding paragraph, the Senior Subordinated Notes called for redemption will cease to accrue interest and the only right of the Holders of such Senior Subordinated Notes will be to receive payment of the redemption price of and, subject to the first proviso in Section 3.04, accrued and unpaid interest on such Senior Subordinated Notes to the Redemption Date. If any Senior Subordinated Note surrendered for redemption shall not be so paid, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Senior Subordinated Note and (to the extent permitted by law) any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in this Indenture and the Senior Subordinated Notes.
     Section 3.06 Senior Subordinated Notes Redeemed in Part.
     Upon surrender of a Senior Subordinated Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder thereof a new Senior Subordinated Note equal in principal amount to the unredeemed portion of the original Senior Subordinated Note in the name of the Holder upon cancellation of the original Senior Subordinated Note surrendered provided that each new Senior Subordinated Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000 or, if PIK Notes are redeemed, a minimum of $1.00 and integral multiples of $1.00. If a Global Note is so surrendered, the

Company shall execute and the Trustee shall authenticate and deliver to the Depository, a new Global Note in denomination equal to and in exchange for the unredeemed portion of the principal of the Global Note so surrendered.
     Section 3.07 Sinking Fund.
     The Company is not required to make any sinking fund payments with respect to the Senior Subordinated Notes.
     Section 3.08 Company May Acquire Senior Subordinated Notes.
     The Company or its Affiliates (or any Person acting on behalf of the Company or its Affiliates) may at any time and from time to time acquire the Senior Subordinated Notes by means other than redemption, including by tender offer, open market purchases, negotiated transactions or otherwise, so long as such acquisition does not otherwise violate applicable securities laws or regulations or the terms of this Indenture.
ARTICLE IV
COVENANTS
     Section 4.01 Payment of Senior Subordinated Notes.
     The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Senior Subordinated Notes on the dates and in the manner provided in the Senior Subordinated Notes and this Indenture. Principal, premium, if any, and Cash Interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds as of 12:00 p.m. (noon), New York City time, on that date money designated for and sufficient to pay all principal, premium, if any, and Cash Interest then due. Notwithstanding any other provision of this Indenture or the Senior Subordinated Notes, PIK Interest shall be considered paid on the date due if the Trustee is directed in writing in accordance with Section 2.03 (unless otherwise agreed between the Trustee and the Company) by the Company on or prior to such date to issue PIK Notes or to increase the principal amount of the Senior Subordinated Notes, in each case in an amount equal to the amount of the applicable PIK Interest.
     The Company shall pay or cause to be paid interest (including post-petition interest in a proceeding under any Bankruptcy Law) on overdue principal and premium, if any, and on overdue interest, to the extent permitted by law, at the rate of 12% per annum, payable in cash.
     Section 4.02 Maintenance of Office or Agency.
     The Company shall maintain an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee or Registrar) where Senior Subordinated Notes may be presented or surrendered for payment, where Senior Subordinated Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Senior Subordinated Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.
     The Company may also from time to time designate one or more other offices or agencies where the Senior Subordinated Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
     The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.04.
     Section 4.03 Legal Existence.
     Subject to Article Five, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence in accordance with its organizational documents (as the same may be amended from time to time) and the material rights (charter and statutory) and franchises of the Company.
     Section 4.04 Maintenance of Properties; Insurance; Compliance with Law.
     (a) The Company shall, and shall cause each of its Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.
     (b) The Company shall, and shall cause each of its Subsidiaries to, maintain with financially sound and reputable insurance companies insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations.
     (c) The Company shall, and shall cause each of its Subsidiaries to comply with all statutes, laws, ordinances or government rules and regulations to which they are subject, non-compliance with which would materially adversely affect the Company’s performance of its obligations under this Indenture and the Senior Subordinated Notes.
     Section 4.05 Waiver of Stay, Extension or Usury Laws.
     The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     Section 4.06 Compliance Certificate.
     (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the Issue Date, an Officer’s Certificate, signed by the principal executive officer, principal financial officer or principal accounting officer of the Company, stating whether or not to the best knowledge of the signer thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of Section 5.01 or Section 4.01 to Section 4.16, inclusive, as of the date of such Officer’s Certificate, and if the Company shall be in default, specifying all such defaults, the nature and status thereof of which such signer has knowledge and what action the Company is taking or proposes to take with respect thereto. Such determination shall be made without regard to notice requirements or periods of grace.
     (b) The Company shall deliver to the Trustee, as soon as possible and in any event no later than ten Business Days after the Company becomes aware or should reasonably become aware of the occurrence of a Default or an Event of Default, an Officer’s Certificate setting forth the details of such Default or Event of Default, and the action which the Company is taking or proposes to take with respect to such Default or Event of Default.
     (c) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, a written statement by the Company’s independent public accountants stating whether, in connection with their audit of the Company’s financial statements, any event which would constitute an Event of Default as defined herein insofar as they relate to accounting matters has come to their attention and, if such an Event of Default has come to their attention, specifying the nature and period of the existence thereof.
     Section 4.07 Repurchase at the Option of Holders upon Change of Control.
     (a) Upon the occurrence of a Change of Control, each Holder will have the right to require the Company to purchase all or any part of such Holder’s Senior Subordinated Notes pursuant to the offer described below (the “Change of Control Offer”) at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date (the “Change of Control Purchase Price”)); provided, however, that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to purchase the Senior Subordinated Notes pursuant to this Section 4.07 in the event that it has mailed the notice to exercise its right to redeem all the Senior Subordinated Notes under Section 3.03 at any time prior to the requirement to consummate the Change of Control Offer and redeems the Senior Subordinated Notes in accordance with such notice. Other than PIK Notes, Senior Subordinated Notes and portions of Senior Subordinated Notes shall only be purchased in amounts of $2,000 or whole multiples of $1,000 in excess of $2,000 and no Senior Subordinated Notes of $2,000 or less can be purchased in part, provided, however, that if all of the Senior Subordinated Notes of a Holder (including PIK Notes) are to be purchased, the entire outstanding amount of Senior Subordinated Notes held by such Holder, even if not a multiple of $2,000, shall be purchased. PIK Notes may be purchased in amounts of $1.00 and integral multiples of $1.00. Other than as specifically provided in this Section 4.07, any purchase pursuant to this Section 4.07 shall be made pursuant to the provisions of Section 3.02.

          (b) Within 30 days following any Change of Control, or, at the Company’s option, prior to the occurrence of such Change of Control but after the event or occurrence expected to result in a Change of Control is publicly announced, the Company shall send, by first-class mail, with a copy to the Trustee, to each Holder, at such Holder’s address appearing in the Senior Subordinated Note register, a notice stating:
          (A) that a Change of Control has occurred or is expected to occur and a Change of Control Offer is being made pursuant to this Section 4.07 and that all Senior Subordinated Notes properly tendered and not withdrawn will be accepted for payment (subject to Section 4.07(a));
          (B) the Change of Control Purchase Price and the purchase date (the “Change of Control Payment Date”), which shall be, subject to any contrary requirements of applicable law, a Business Day after the occurrence of the Change of Control and no earlier than 30 days nor later than 60 days from the date such notice is mailed;
          (C) unless the Company defaults in the payment of the Change of Control Purchase Price, all Senior Subordinated Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on the Change of Control Payment Date;
          (D) If the Company is purchasing less than all of the Senior Subordinated Notes of a Holder, such Holder shall be issued new Senior Subordinated Notes equal in principal amount to the unpurchased portion of the Senior Subordinated Notes surrendered by such Holder, which unpurchased portion of the Senior Subordinated Notes must be equal to $2,000 or an integral multiple of $1,000 in excess of $2,000 or, if PIK Notes are purchased, a minimum of $1.00 and integral multiples of $1.00;
          (D) the circumstances and relevant facts regarding the Change of Control;
          (E) if the notice is mailed prior to the occurrence of a Change of Control, that the Change of Control Offer is conditioned on the Change of Control occurring;
          (F) the procedures that Holders must follow in order to tender their Senior Subordinated Notes (or portions thereof) for payment, and the procedures that Holders must follow in order to withdraw an election to tender Senior Subordinated Notes (or portions thereof) for payment; and
          (G) the other instructions, as determined by the Company, consistent with this Section 4.07, that a Holder must follow.
          While the Senior Subordinated Notes are represented by Global Notes and the Company makes an offer to purchase all of the Senior Subordinated Notes pursuant to the Change of Control Offer, a beneficial owner of a Senior Subordinated Note may exercise its option to elect for the purchase of the Senior Subordinated Notes through the facilities of the Depository, subject to its rules and regulations.

     The notice to Holders, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Senior Subordinated Note in connection with a Change in Control Offer shall not affect the validity of the proceedings for the purchase of any other Senior Subordinated Note.
     Holders electing to have a Senior Subordinated Note purchased pursuant to a Change of Control Offer shall be required to surrender the Senior Subordinated Note, with an appropriate form duly completed, to the Company or its agent at the address specified in the notice at least three Business Days prior to the Change of Control Payment Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives, not later than one Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Senior Subordinated Note that was delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Senior Subordinated Note purchased.
     (c) On or prior to the Change of Control Payment Date, the Company shall irrevocably deposit with the Trustee or with the Paying Agent (or, if the Company or any of its Subsidiaries is acting as the Paying Agent, shall segregate and hold in trust) in cash an amount equal to the Change of Control Purchase Price payable to the Holders entitled thereto, to be held for payment in accordance with the provisions of this Section 4.07. On the Change of Control Payment Date, the Company shall deliver to the Trustee for cancellation the Senior Subordinated Notes or portions thereof that have been properly tendered to and are accepted by the Company for payment together with an Officer’s Certificate stating that such Senior Subordinated Notes are accepted for purchase by the Company pursuant to and in accordance with this Section 4.07.
     (d) The Trustee or the Paying Agent shall, promptly after the Change of Control Payment Date, mail or deliver payment to each tendering Holder of the Change of Control Purchase Price and the Trustee shall promptly authenticate and mail to each Holder entitled thereto a new Senior Subordinated Note equal in principal amount to any unpurchased portion of the Senior Subordinated Notes surrendered by such Holder, if any; provided that each such new Senior Subordinated Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000 or, if PIK Notes are purchased, a minimum of $1.00 and integral multiples of $1.00. In the event that the aggregate Change of Control Purchase Price is less than the amount delivered by the Company to the Trustee or the Paying Agent, the Trustee or the Paying Agent, as the case may be, shall deliver the excess to the Company immediately after the Change of Control Payment Date.
     (e) Notwithstanding the foregoing, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes an offer to purchase (an “Alternate Offer”), in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.07 applicable to a Change of Control made by the Company, and purchases all Senior Subordinated Notes properly tendered and not withdrawn in accordance with the terms of such Alternate Offer.
     (f) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other applicable securities laws or regulations in connection with the repurchase of Senior Subordinated Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.07, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.07 by virtue of such compliance with such applicable securities laws or regulations.
     Section 4.08 Limitation on Debt.
     (a) The Company shall not, and shall not permit any Debt Restricted Subsidiary to, Incur any Debt, other than the following:
          (1) Debt for Borrowed Money and any Guarantee thereof in an aggregate outstanding principal amount not to exceed $140,000,000;
          (2) Debt (including Purchase Money Debt) Incurred in connection with any Acquisition; provided, in each case, that such Debt is Non-Recourse Debt with respect to the Company and each Debt Restricted Subsidiary;
          (3) Debt Incurred in connection with any Acquisition of a Person with principal lines of business that include a Print Directory Business, provided that, after giving pro forma effect to the Incurrence and/or assumption of such Debt, the Leverage Ratio would not exceed 5.5 to 1.0;
          (4) Subject to Section 4.14, Debt Incurred in connection with any Acquisition of a Person with principal lines of business that include one or more lines of business that is a Permitted Business (other than a Print Directory Business); provided that, after giving pro forma effect to the Incurrence and/or assumption of such Debt, the Leverage Ratio would not exceed 5.5 to 1.0 (“Certain Acquisition Debt”);
          (5) Debt of the Company owing to and held by any Debt Restricted Subsidiary of the Company or Debt of a Debt Restricted Subsidiary of the Company owing to and held by the Company or any Debt Restricted Subsidiary of the Company; provided, however, that (a) any subsequent issue or transfer of Capital Stock or other event that results in any such Debt Restricted Subsidiary ceasing to be a Debt Restricted Subsidiary of the Company or any subsequent transfer of any such Debt (except to the Company or a Debt Restricted Subsidiary of the Company) shall be deemed, in each case, to constitute the Incurrence of such Debt by the Company or such Debt Restricted Subsidiary not permitted by this clause (5) and (b) if the Company is the obligor on such Debt, such Debt shall be expressly subordinated to the prior payment in full in cash of all obligations of the Company with respect to the Senior Subordinated Notes;
          (6) on any date from and after January 1, 2011, additional Debt if, after giving pro forma effect to the Incurrence of such Debt and the application of the proceeds therefrom, the Leverage Ratio would not exceed 4.25 to 1.0; provided that such Debt (A) is not secured and (B) is Pari Passu Debt or Subordinated Debt;

          (7) Debt under the Subsidiary Credit Facilities and Guarantees of such Debt; provided that the aggregate principal amount of all such Debt under the Subsidiary Credit Facilities in the aggregate shall not exceed $3,084,825,055.55;
          (8) Debt of the Company consisting of the Senior Subordinated Notes in an amount not to exceed $300,000,000 plus any increase in the outstanding principal amount of such Senior Subordinated Notes or PIK Notes issued in connection with any PIK Payment on account of such Senior Subordinated Notes;
          (9) Debt of the Company or a Debt Restricted Subsidiary in respect of Capital Lease Obligations; provided that:
               (a) the aggregate principal amount of such Debt secured thereby does not exceed the Fair Market Value (on the date of the Incurrence thereof) of the Property acquired, installed, constructed or leased, and
               (b) the aggregate principal amount of all Debt Incurred and then outstanding pursuant to this clause (9) (together with all Permitted Refinancing Debt Incurred and then outstanding in respect of Debt previously Incurred pursuant to this clause (9)) does not exceed $50 million;
          (10) Debt under Interest Rate Agreements entered into by the Company or a Debt Restricted Subsidiary for the purpose of limiting interest rate risk in the ordinary course of the financial management of the Company or any Subsidiary and not for speculative purposes; provided that the obligations under such agreements are directly related to payment obligations on Debt otherwise permitted by the terms of this Section 4.08;
          (11) Debt under Currency Exchange Protection Agreements entered into by the Company or a Debt Restricted Subsidiary for the purpose of limiting currency exchange rate risks directly related to transactions entered into by the Company or any Subsidiary in the ordinary course of the financial management of the Company or any Subsidiary and not for speculative purposes;
          (12) Debt under Commodity Price Protection Agreements entered into by the Company or a Debt Restricted Subsidiary in the ordinary course of the financial management of the Company or any Subsidiary and not for speculative purposes;
          (13) Debt of the Company or any Debt Restricted Subsidiary in connection with (a) one or more standby letters of credit issued by the Company or a Debt Restricted Subsidiary in the ordinary course of business and with respect to trade payables of the Company or a Subsidiary of the Company and (b) other letters of credit, surety, performance, appeal or similar bonds, banker’s acceptance, completion guarantees or similar instruments issued in the ordinary course of business of the Company and its Subsidiaries, including letters of credit or similar instruments pursuant to self-insurance, workers’ compensation and similar obligations; provided that upon the drawing of such letters of credit or other instrument, such obligations are reimbursed within 30 days following such drawing; provided, further, that with respect to clauses (a) and (b), such Debt is not in connection with the borrowing of money or the obtaining of advances or credit;

          (14) Debt of the Company or any Debt Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; provided that such Debt is extinguished within five Business Days of Incurrence of such Debt;
          (15) Debt of the Company or any Debt Restricted Subsidiary arising from agreements for indemnification, net working capital adjustments, earn out arrangements and other purchase price adjustment obligations Incurred or assumed in connection with any acquisition or disposition of any Property including Capital Stock; provided that the maximum assumable liability in respect of all such obligations shall at no time exceed the gross proceeds actually received by the Company and any Subsidiary of the Company, including the Fair Market Value of noncash proceeds;
          (16) Debt in respect of netting services, overdraft protection and otherwise in connection with deposit accounts; provided that such Debt remains outstanding for five Business Days or less;
          (17) guarantees in the ordinary course of business of the obligations of suppliers, customers, franchisers and licensees;
          (18) Permitted Refinancing Debt;
          (19) endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;
          (20) to the extent constituting Debt, indemnification obligations and other similar obligations (including advancement of expenses) of the Company or any Debt Restricted Subsidiary in favor of directors, officers, employees, consultants or agents of the Company or any of its Subsidiaries extended in the ordinary course of business;
          (21) Debt owing to insurance companies (or another Person engaged at the direction of the Company and any such insurance company) to finance insurance premiums incurred in the ordinary course of business;
          (22) Reimbursement obligations of the Company or any Debt Restricted Subsidiary in respect of letters of credit in an amount not to exceed $25 million;
          (23) Debt of any Debt Restricted Subsidiary not permitted to be Incurred pursuant to clauses (1) through (22) or (24) hereunder; provided that all Debt then Incurred by all Subsidiaries (as defined in each Subsidiary Credit Facility) of the Company would be permitted to be Incurred under each Subsidiary Credit Facility (as in effect as of the Issue Date); provided, further, that all such Debt then Incurred by the Debt Restricted Subsidiaries shall be deemed Incurred under this clause (23) and the Debt Restricted Subsidiaries may not Incur any additional Debt other than pursuant to this clause (23); provided, further, that the Company shall not Incur any additional Debt for Borrowed Money other than Debt permitted to be Incurred under clause (8) hereof; or

          (24) Debt of the Company or any Debt Restricted Subsidiary outstanding on the Issue Date and not otherwise described in clauses (1) through (23) above.
     For the purposes of determining compliance with this Section 4.08, in the event that an item of Debt meets the criteria of more than one of the types of Debt permitted by this covenant or is entitled to be Incurred pursuant to Section 4.08(a), the Company in its sole discretion shall be permitted to classify on the date of its Incurrence, or later reclassify, all or a portion of such item of Debt in any manner that complies with this Section 4.08.
     Debt permitted by this Section 4.08 need not be permitted solely by reference to one provision permitting such Debt but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.08 permitting such Debt.
     For the purposes of determining any particular amount of Debt under this Section 4.08, (a) guarantees, Liens, obligations with respect to letters of credit and other obligations supporting Debt otherwise included in the determination of a particular amount will not be included and (b) any Liens granted to the Holders that are permitted in Section 4.09 will not be treated as Debt.
     For purposes of determining compliance with any dollar-denominated restriction on the Incurrence of Debt, with respect to any Debt which is denominated in a foreign currency, the dollar-equivalent principal amount of such Debt Incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Debt was Incurred, and any such foreign denominated Debt may be refinanced or replaced or subsequently refinanced or replaced in an amount equal to the dollar-equivalent principal amount of such Debt on the date of such refinancing or replacement whether or not such amount is greater or less than the dollar equivalent principal amount of the Debt on the date of initial Incurrence.
     If obligations in respect of letters of credit are Incurred pursuant to the Subsidiary Credit Facilities and are being treated as Incurred pursuant to clause (7) of this Section 4.08(a) and the letters of credit relate to other Debt then such other Debt shall be deemed not Incurred.
     Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Debt in the form of additional Debt with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an Incurrence of Debt or an issuance of Disqualified Stock for purposes of this Section 4.08.
     (b) The Company shall not Incur any Debt if such Debt is subordinate or junior in ranking in any respect to any Senior Debt unless such Debt is Pari Passu Debt of the Company or Subordinated Debt of the Company.
     Section 4.09 Limitation on Restricted Payments.
     The Company shall not make any Restricted Payment. Notwithstanding the foregoing limitation, the Company may:

          (1) purchase, repurchase, redeem, legally defease, acquire or retire for value Capital Stock of the Company or options, warrants or other rights to acquire such Capital Stock or Subordinated Debt in exchange for, or out of the proceeds of the substantially concurrent sale of, (w) Capital Stock of the Company (other than Disqualified Stock), (x) options, warrants or other rights to acquire such Capital Stock (other than any such Capital Stock (or options, warrants or other rights to acquire such Capital Stock) issued or sold to a Debt Restricted Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Debt Restricted Subsidiary for the benefit of employees of the Company or any of its Subsidiaries and except to the extent that any purchase made pursuant to such issuance or sale is financed by the Company or any Debt Restricted Subsidiary) or (y) a capital contribution to the Company;
          (2) purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Debt in exchange for, or out of the proceeds of the substantially concurrent sale of, (w) Capital Stock of the Company (other than Disqualified Stock), (x) options, warrants or other rights to acquire such Capital Stock (other than any such Capital Stock (or options, warrants or other rights to acquire such Capital Stock) issued or sold to a Debt Restricted Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Debt Restricted Subsidiary for the benefit of employees of the Company or any of its Subsidiaries and except to the extent that any purchase made pursuant to such issuance or sale is financed by the Company or any Debt Restricted Subsidiary), (y) a capital contribution to the Company or (z) Subordinated Debt;
          (3) purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Debt in exchange for, or out of the proceeds of the substantially concurrent sale of, Permitted Refinancing Debt;
          (4) so long as no Default has occurred or is continuing, repurchase or otherwise acquire shares of, or options to purchase shares of, Capital Stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors, consultants or former consultants of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors of the Company under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such Capital Stock; provided that the aggregate amount of such repurchases and other acquisitions shall not exceed $20 million in any calendar year plus any proceeds received by the Company in respect of “key-man” life insurance (any such amounts not used in a calendar year shall be available for use in any subsequent year);
          (5) make cash payments in lieu of issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for equity interests of the Company;
          (6) repurchase Capital Stock to the extent such repurchase is deemed to occur upon a cashless exercise of stock options;

          (7) so long as no Default or Event of Default shall have occurred and be continuing, repurchase any Subordinated Debt or Disqualified Stock of the Company at a purchase price not greater than 101% of the principal amount or liquidation preference of such Subordinated Debt or Disqualified Stock in the event of a Change of Control pursuant to a provision similar to Section 4.07 in the documents governing such Subordinated Debt or Disqualified Stock; provided that prior to, or concurrent with, consummating any such repurchase, the Company has made the Change of Control Offer required by this Indenture and has repurchased all Senior Subordinated Notes validly tendered for payment in connection with such Change of Control Offer;
          (8) repurchase or redeem preferred stock purchase rights issued in connection with any shareholders rights plan of the Company; and
          (9) make any distributions required to be made by the Company or any Subsidiary on or after the Effective Date (as defined in the Reorganization Plan) pursuant to the Reorganization Plan and the Confirmation Order.
     Section 4.10 Limitation on Liens.
     The Company shall not Incur or suffer to exist any Lien (other than Permitted Liens) upon any of its Property (including Capital Stock of a Subsidiary of the Company and intercompany notes), whether owned on the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom, that secures Debt, unless
          (1) in the case of a Lien securing Subordinated Debt, the Senior Subordinated Notes are secured by a Lien on such Property or such interest therein or such income or profits therefrom that is senior in priority to the Lien securing such Subordinated Debt for so long as such Subordinated Debt is so secured; and
          (2) in all other cases, the Senior Subordinated Notes are equally and ratably secured by a Lien on such Property or such interest therein or income or profits therefrom for so long as such Debt is so secured.
     Section 4.11 Limitation on Transactions with Affiliates.
     (a) The Company shall not conduct any business or enter into or suffer to exist any transaction or series of transactions to which it is a party (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an “Affiliate Transaction”) involving aggregate annual payments or value in excess of $1.0 million, unless:
          (1) the terms of such Affiliate Transaction are:
               (i) set forth in writing, and
               (ii) no less favorable to the Company than those that could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Company,

          (2) if such Affiliate Transaction involves aggregate annual payments or value in excess of $20 million, the Board of Directors of the Company (including a majority of the disinterested members of the Board of Directors of the Company or, if there is only one disinterested director, such disinterested director) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clause (a)(1)(ii) of this Section 4.11 as evidenced by a Board Resolution of the Company; provided, however, if there is no disinterested director as required to approve an Affiliate Transaction pursuant to this clause (2), such Affiliate Transaction may be approved in accordance with Section 4.11(a)(3); and
          (3) if such Affiliate Transaction involves aggregate payments or value in excess of $100 million in any 36 month period, the Company obtains a written opinion from an Independent Financial Advisor to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to the Company and its Subsidiaries, taken as a whole.
     (b) Notwithstanding the foregoing limitation, the Company may make, enter into or suffer to exist the following:
          (1) any transaction or series of transactions, including licenses, between the Company and one or more of its Subsidiaries;
          (2) the payment of compensation (including awards or grants in cash, securities or other payments) for the personal services of, and expense reimbursement and indemnity provided on behalf of, officers, directors, consultants and employees of the Company or any of its Subsidiaries as determined in good faith by the Board of Directors of the Company;
          (3) payments or issuances of securities pursuant to employment agreements, collective bargaining agreements, employee benefit plans, or arrangements for employees, officers or directors, including vacation plans, health and life insurance plans, deferred compensation plans, directors’ and officers’ indemnification agreements and retirement or savings plans, stock option, stock ownership and similar plans so long as the Board of Directors of the Company in good faith shall have approved the terms thereof and deemed the services theretofore or thereafter to be performed for such compensation to be fair consideration therefor;
          (4) loans and advances to officers, directors or employees (or guarantees of third party loans to officers, directors or employees) made in the ordinary course of business, provided that such loans and advances do not exceed $50 million in the aggregate at any one time outstanding;
          (5) any agreement as in effect on the Issue Date or any amendment to any such agreement (so long as any such amendment is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date) or any transaction contemplated thereby;
          (6) transactions with customers, clients, suppliers or purchasers or sellers of goods or services or joint venture partners, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are fair to the Company or are on terms no less favorable as might reasonably have been obtained at such time from an unaffiliated party; provided that such transactions are approved by a majority of the Board of Directors of the Company in good faith (including a majority of disinterested directors of the Board of Directors of the Company, or if there is only one disinterested director, such director);
          (7) the issuance and sale of Capital Stock (other than Disqualified Stock) of the Company and the granting of registration and other customary rights in connection therewith and the exercise by any Person of warrants issued pursuant to any transaction not otherwise prohibited by this Indenture;
          (8) the existence of, and the performance by the Company of its obligations under the terms of, any limited liability company, limited partnership or other organizational document or securityholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party on the Issue Date and similar agreements that it may enter into thereafter (including any amendments thereto); provided, however, that the existence of, or the performance by the Company of obligations under, any amendment to any such existing agreement or any such similar agreement entered into after the Issue Date shall only be permitted by this clause (8) to the extent not materially more adverse to the interest of the Holders, when taken as a whole, than any of such documents and agreements as in effect on the Issue Date; and
          (9) any transaction with an Affiliate where the only consideration paid by the Company is Capital Stock (other than Disqualified Stock) of the Company.
     Section 4.12 Limitation of Company’s Business.
     The Company shall not, and shall not permit any Subsidiary of the Company to, engage in any business other than any Permitted Business, except to the extent that after engaging in any new business, the Company and its Subsidiaries, taken as a whole, remain substantially engaged in the Permitted Business..
     Section 4.13 Reports to Holders.
     Whether or not the Company is then subject to Section 13(a) or 15(d) of the Exchange Act, the Company will electronically file with the Commission, so long as the Senior Subordinated Notes are outstanding, the annual reports, quarterly reports and other periodic reports that the Company would be required to file with the Commission pursuant to Section 13(a) or 15(d) if the Company were so subject, and such documents will be filed with the Commission on or prior to the respective dates (the “Required Filing Dates”) by which the Company would be required so to file such documents if the Company were so subject; provided, however, that the Company shall not be required to file any such reports with the Commission if the Commission does not permit such filing by the Company in its circumstances at such time.
     If such filings with the Commission are not then permitted by the Commission, or such filings are not generally available on the Internet free of charge, the Company will, without charge to the Holders, within 15 days of each Required Filing Date, transmit by mail to Holders, as their names and addresses appear in the Senior Subordinated Note register, and file with the

Trustee copies of the annual reports, quarterly reports and other periodic reports that the Company would be required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if the Company were subject to such Section 13(a) or 15(d) and, promptly upon written request, supply copies of such documents to any prospective Holder or beneficial owner at the Company’s cost.
     Notwithstanding anything herein to the contrary, the Company shall not be deemed to have failed to comply, observe or perform its obligations hereunder for purposes of clause (3) under Section 6.01 until 60 days after the date any information, report or other document hereunder is required to be filed or transmitted. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates of the Company).
     The Company shall be deemed to have furnished any such information, report or other document to the Holders if it shall have made it available on the Electronic Data Gathering, Analysis and Retrieval System of the Commission (or any successor system) available at www.sec.gov or any successor Commission website for such filings.
     Section 4.14 Repurchase at the Option of Holders after Incurrence of Certain Acquisition Debt.
     (a) Upon the Incurrence by the Company of Certain Acquisition Debt, each Holder will have the right to require the Company to purchase all or any part of such Holder’s Senior Subordinated Notes pursuant to the offer described below (the “Certain Acquisition Debt Offer”) at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date (the “Certain Acquisition Debt Purchase Price”)); provided, however, that notwithstanding the Incurrence of Certain Acquisition Debt by the Company, the Company shall not be obligated to purchase the Senior Subordinated Notes pursuant to this Section 4.14 in the event that the Company has mailed the notice to exercise its right to redeem all the Senior Subordinated Notes under Section 3.03 at any time prior to the requirement to consummate the Certain Acquisition Debt Offer and redeems the Senior Subordinated Notes in accordance with such notice. Other than PIK Notes, Senior Subordinated Notes and portions of Senior Subordinated Notes shall only be purchased in amounts of $2,000 or whole multiples of $1,000 in excess of $2,000 and no Senior Subordinated Notes of $2,000 or less can be purchased in part, provided, however, that if all of the Senior Subordinated Notes of a Holder (including PIK Notes) are to be purchased, the entire outstanding amount of Senior Subordinated Notes held by such Holder, even if not a multiple of $2,000, shall be purchased. PIK Notes may be purchased in amounts of $1.00 and integral multiples of $1.00. Other than as specifically provided in this Section 4.14, any purchase pursuant to this Section 4.14 shall be made pursuant to the provisions of Section 3.02.

     (b) Within 30 days following any Incurrence by the Company of Certain Acquisition Debt, the Company shall send, by first-class mail, with a copy to the Trustee, to each Holder, at such Holder’s address appearing in the Senior Subordinated Note register, a notice stating:
          (i) that the Company has Incurred Certain Acquisition Debt and a Certain Acquisition Debt Offer is being made pursuant to this Section 4.14 and that all Senior Subordinated Notes properly tendered and not withdrawn will be accepted for payment (subject to Section 4.14(a));
          (ii) the Certain Acquisition Debt Purchase Price and the purchase date (the “Certain Acquisition Debt Payment Date”), which shall be, subject to any contrary requirements of applicable law, a Business Day after the Incurrence by the Company of the Certain Acquisition Debt and no earlier than 30 days nor later than 60 days from the date such notice is mailed;
          (iii) unless the Company defaults in the payment of the Certain Acquisition Debt Purchase Price, all Senior Subordinated Notes accepted for payment pursuant to the Certain Acquisition Debt Offer shall cease to accrue interest on the Certain Acquisition Debt Payment Date;
          (iv) if the Company is purchasing less than all of the Senior Subordinated Notes of a Holder, such Holder shall be issued new Senior Subordinated Notes equal in principal amount to the unpurchased portion of the Senior Subordinated Notes surrendered by such Holder, which unpurchased portion of the Senior Subordinated Notes must be equal to $2,000 or an integral multiple of $1,000 in excess of $2,000 or, if PIK Notes are purchased, a minimum of $1.00 and integral multiples of $1.00;
          (v) the circumstances and relevant facts regarding the Incurrence by the Company of Certain Acquisition Debt;
          (vi) the procedures that Holders must follow in order to tender their Senior Subordinated Notes (or portions thereof) for payment, and the procedures that Holders must follow in order to withdraw an election to tender Senior Subordinated Notes (or portions thereof) for payment; and
          (vii) the other instructions, as determined by the Company, consistent with this Section 4.14, that a Holder must follow.
     While the Senior Subordinated Notes are represented by Global Notes and the Company makes an offer to purchase all of the Senior Subordinated Notes pursuant to the Certain Acquisition Debt Offer, a beneficial owner of a Senior Subordinated Note may exercise its option to elect for the purchase of the Senior Subordinated Notes through the facilities of the Depository, subject to its rules and regulations.
     The notice to Holders, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Senior

Subordinated Note in connection with a Certain Acquisition Debt Offer shall not affect the validity of the proceedings for the purchase of any other Senior Subordinated Note.
     Holders electing to have a Senior Subordinated Note purchased pursuant to a Certain Acquisition Debt Offer shall be required to surrender the Senior Subordinated Note, with an appropriate form duly completed, to the Company or its agent at the address specified in the notice at least three Business Days prior to the Certain Acquisition Debt Payment Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives, not later than one Business Day prior to the Certain Acquisition Debt Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Senior Subordinated Note that was delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Senior Subordinated Note purchased.
     (c) On or prior to the Certain Acquisition Debt Payment Date, the Company shall irrevocably deposit with the Trustee or with the Paying Agent (or, if the Company or any of its Subsidiaries is acting as the Paying Agent, shall segregate and hold in trust) in cash an amount equal to the Certain Acquisition Debt Purchase Price payable to the Holders entitled thereto, to be held for payment in accordance with the provisions of this Section 4.14. On the Certain Acquisition Debt Payment Date, the Company shall deliver to the Trustee for cancellation the Senior Subordinated Notes or portions thereof that have been properly tendered to and are accepted by the Company for payment together with an Officer’s Certificate stating that such Senior Subordinated Notes are accepted for purchase by the Company pursuant to and in accordance with this Section 4.14.
     (d) The Trustee or the Paying Agent shall, promptly after the Certain Acquisition Debt Payment Date, mail or deliver payment to each tendering Holder of the Certain Acquisition Debt Purchase Price and the Trustee shall promptly authenticate and mail to each Holder entitled thereto a new Senior Subordinated Note equal in principal amount to any unpurchased portion of the Senior Subordinated Notes surrendered by such Holder, if any; provided that each such new Senior Subordinated Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000 or, if PIK Notes are purchased, a minimum of $1.00 and integral multiples of $1.00. In the event that the aggregate Certain Acquisition Debt Purchase Price is less than the amount delivered by the Company to the Trustee or the Paying Agent, the Trustee or the Paying Agent, as the case may be, shall deliver the excess to the Company immediately after the Certain Acquisition Debt Payment Date.
     (e) Notwithstanding the foregoing, the Company shall not be required to make a Certain Acquisition Debt Offer if a third party makes an offer to purchase (an “Certain Acquisition Debt Alternate Offer”), in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 applicable to the Incurrence of Certain Acquisition Debt by the Company, and purchases all Senior Subordinated Notes properly tendered and not withdrawn in accordance with the terms of such Certain Acquisition Debt Alternate Offer.
     (f) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other applicable securities laws or regulations in connection with the repurchase of Senior Subordinated Notes pursuant to a Certain Acquisition Debt Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.14, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.14 by virtue of such compliance with such applicable securities laws or regulations. The Company and the Trustee may agree to changes in the procedures set forth in this Section 4.14, provided that such changes do not materially and adversely affect the rights of Holders.
     (g) The payment of the Certain Acquisition Debt Purchase Price and the performance of the obligations of the Company under this Section 4.14 and the corresponding provisions of the Senior Subordinated Notes may be paid and performed by another Person.
     Section 4.15 Interest Rate Adjustments upon Incurrence of Specified Debt.
     (a) If the Company or any Debt Restricted Subsidiary Incurs any Specified Debt on or after the Effective Date, no later than 14 days after the date of Incurrence of such Specified Debt (the "Specified Debt Incurrence Date”), the Company shall deliver to the Trustee (who shall promptly deliver the same to the Holders): (i) copies of any instrument or agreement evidencing such Specified Debt and (ii) an Officer’s Certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company (the “Yield Certificate”):
          (A) certifying that the Company or one of its Debt Restricted Subsidiaries Incurred Specified Debt on the Specified Debt Incurrence Date and setting forth the general terms of the Specified Debt, including the principal amount, the interest rate and the scheduled maturity date thereof;
          (B) certifying as to reasonably detailed computations of the Effective Yield to Maturity of such Specified Debt as of the Specified Debt Incurrence Date, the Adjusted Cash Interest Rate (and whether such Adjusted Cash Interest Rate represents a change to the interest rate then in effect for the Senior Subordinated Notes), the Adjusted PIK Interest Rate (and whether such Adjusted PIK Interest Rate represents a change to the interest rate then in effect for the Senior Subordinated Notes) and the Applicable Measurement Period (the “Company Computations”); and
          (C) summarizing the procedures set forth in clause (b) below.
     (b) The Company Computations will be final and conclusive and shall bind the Company, the Trustee and the Holders, unless within 14 days of receipt of the Yield Certificate the Trustee or Holders of at least 25% in aggregate principal amount of the Senior Subordinated Notes then outstanding notify the Company in writing (or, in the case of such notice by Holders, the Trustee) (a “Notice of Holder Objections”): (i) that they object to the Company Computations and provide reasonably detailed computations of the Effective Yield to Maturity of such Specified Debt as of Specified Debt Incurrence Date, the Adjusted Cash Interest Rate, the Adjusted PIK Interest Rate and the Applicable Measurement Period (the “Objecting Holder Computations”) and (ii) if the Company provides a Notice of Company Objections with respect to such Notice of Holder Objections, as to the identity of the Financial Advisor, if any, that such Holders have selected to deliver the Independent Financial Advisor Opinion related thereto. The

Objecting Holder Computations will be final and conclusive and shall bind the Company, the Trustee and the Holders, unless within 5 days of receipt of the applicable Notice of Objections the Company delivers to the Trustee (who shall promptly deliver the same to the Holders) a notice (the “Notice of Company Objections”) that it objects to the Objecting Holder Computations. If a Notice of Company Objections is delivered with respect to a Notice of Holder Objections, then the Company shall engage the Independent Financial Advisor specified in such Notice of Holder Objections (or, if no such Independent Financial Advisor is specified in such Notice of Holder Objections, an Independent Financial Advisor selected by the Company) to deliver an opinion (an “Independent Financial Advisor Opinion”) containing reasonably detailed computations of the Effective Yield to Maturity of such Specified Debt as of the Specified Debt Incurrence Date, the Adjusted Cash Interest Rate, the Adjusted PIK Interest Rate and the Applicable Measurement Period (the “Independent Financial Advisor Computations”). The Independent Financial Advisors Opinion shall be delivered to the Company and Trustee (who will promptly deliver the same to Holders) within 10 days of delivery of the applicable Notice of Holder Objections. The Independent Financial Advisor Computations will be final and conclusive and shall bind the Company, the Trustee and the Holders. All expenses of the Independent Financial Advisor shall be paid by the Company.
     (c) If a Yield Certificate, a Notice of Holder Objections or an Independent Financial Advisor Opinion sets forth an Adjusted Cash Interest Rate greater than 12% and an Adjusted PIK Interest Rate greater than 14%, then the interest rate borne by the Senior Subordinated Notes shall be automatically adjusted during the Applicable Measurement Period to reflect the Adjusted Cash Interest Rate and the Adjusted PIK Interest Rate reflected in (i) such Yield Certificate if no Notice of Holder Objections has been timely delivered with respect thereto, (ii) if a Notice of Holder Objections but no Notice of Company Objections has been timely delivered with respect to such Yield Certificate, such Notice of Holder Objections or (iii) if a Notice of Holder Objections, a Notice of Company Objections and an Independent Financial Advisor Opinion have been timely delivered with respect to such Yield Certificate, such Independent Financial Advisor Opinion, in each case, unless a higher Adjusted Cash Interest Rate and the Adjusted PIK Interest Rate is then in effect because of a previously delivered Yield Certificate, Notice of Holder Objections or Independent Financial Advisor Opinion. Any adjustment to the interest rate of the Senior Subordinated Notes pursuant to this Section 4.15 may be memorialized by a Supplemental Indenture hereto, but no Supplemental Indenture is necessary to give effect to the interest rate adjustment.
     (d) If at any time an Applicable Measurement Period overlaps with another Applicable Measurement Period, the interest rate borne by the Senior Subordinated Notes shall be adjusted to be the highest Adjusted Cash Interest Rate for the overlapping period and the Adjusted PIK Interest Rate for the overlapping period shall be the Adjusted PIK Interest Rate that corresponds to such highest Adjusted Cash Interest Rate. For the avoidance of doubt, interest paid at the Adjusted PIK Interest Rate will be payable 50% as Cash Interest and 50% as PIK Interest.
     (e) Within 10 days after the end of any Applicable Measurement Period, the Company shall, or shall cause the Trustee to, mail to the Holders a notice setting forth:

          (A) the general terms of the Specified Debt relevant to such Applicable Measurement Period, the Adjusted Cash Interest Rate and the Adjusted PIK Interest Rate for such Applicable Measurement Period and the date on which the Applicable Measurement Period ended;
          (B) if a new Applicable Measurement Period is effective due to other outstanding Specified Debt (which previously did not result in an adjustment in the interest rate of the Senior Subordinated Notes after giving effect to Section 4.15(d)), then the notice shall include the information required for a notice to the Holders in accordance with Section 4.15(a) with respect to such other Specified Debt; and
          (C) if no Applicable Measurement Period is then effective, the notice shall state the date that the Applicable Measurement Period ended and that effective thereafter the Cash Interest Rate will be 12% per annum and the PIK Interest Rate will be 14% per annum, unless subsequently adjusted in accordance with the terms of this Section 4.15
     (f) Any notice under this Section 4.15 delivered in a manner herein provided, shall be conclusively presumed to have been given, whether or not the recipient receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the recipient pursuant to this Section 4.15 shall not affect the adjustment of the interest rate to be borne by the Senior Subordinated Notes.
     Section 4.16 Suspension of Covenants.
     (a) From and after the first date that: (i) the Senior Subordinated Notes have Investment Grade Ratings from one of the Rating Agencies and (ii) no Default or Event of Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Company will not be subject to the following provisions of this Indenture:
          (1) Section 4.04;
          (2) Section 4.08;
          (3) Section 4.09;
          (4) Section 4.11;
          (5) Section 4.12;
          (6) Section 4.14;
          (7) Section 4.15; and
          (8) clause (4) of Section 5.01(a) (collectively, the “Suspended Covenants”).

     (b) In the event that the Company and its Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) in the event that only one Rating Agency had previously provided an Investment Grade Rating on the Senior Subordinated Notes, then one of the Rating Agencies withdraws its Investment Grade Rating or lowers the Investment Grade Rating assigned to the Senior Subordinated Notes below an Investment Grade Rating or, in the event that both of the Rating Agencies have previously provided Investment Grade Ratings on the Senior Subordinated Notes, then both of the Rating Agencies withdraw their Investment Grade Rating or lower the Investment Grade Rating assigned to the Senior Subordinated Notes below an Investment Grade Rating or a Default or Event of Default occurs and is continuing, then the Company and its Subsidiaries to which such covenant suspension was applicable prior to such period of suspension will thereafter again be subject to the Suspended Covenants with respect to future events. The period of time between the date of the occurrence of a Covenant Suspension Event and the Reversion Date is referred to in this description as the “Suspension Period.” Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period (or upon termination of the Suspension Period or after that time based solely on events that occurred during the Suspension Period).
     (c) On the Reversion Date, all Debt incurred, or Disqualified Stock issued, during the Suspension Period will be classified to have been incurred or issued pursuant to one of the clauses set forth in Section 4.08(a) (to the extent such Debt or Disqualified Stock would be permitted to be incurred or issued thereunder as of the Reversion Date and after giving effect to Debt incurred or issued prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Debt or Disqualified Stock would not be so permitted to be incurred or issued pursuant to Section 4.08(a), such Debt or Disqualified Stock will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under Section 4.08(a)(23).
     (d) The Company shall deliver promptly to the Trustee an Officer’s Certificate notifying it of any such occurrence under this Section 4.16.
ARTICLE V
SUCCESSOR CORPORATION
     Section 5.01 Merger, Consolidation and Sale of Property.
     (a) The Company shall not merge or consolidate with or into any other Person (other than a merger of a Subsidiary of the Company into the Company) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property (determined on a consolidated basis for the Company and its Subsidiaries) in any one transaction or series of transactions, unless:
          (1) the Company shall be the surviving or continuing Person or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, transfer, assignment, lease, conveyance or disposition all or substantially all of the Property of the Company (in each case, the “Surviving Person”) which is substituted for the Company as the obligor with respect to the Senior Subordinated Notes shall be a Person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia;
          (2) the Surviving Person (if other than the Company) expressly assumes, by supplemental indenture in form reasonably satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal amount of the Senior Subordinated Notes, and any accrued and unpaid interest on such principal amount, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by the Company;
          (3) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of the Company, such Property shall have been transferred as an entirety or substantially as an entirety to one Person;
          (4) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this Section 5.01(a)(4), any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person as a result of such transaction or series of transactions as having been Incurred by the Surviving Person at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing; and
          (5) the Surviving Person (if other than the Company) shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officer’s Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto comply with this Section 5.01 and that all conditions precedent herein provided for relating to such transaction have been satisfied.
     (b) Notwithstanding the foregoing, the Company may merge or consolidate with an Affiliate that is a Person that has no material assets or liabilities and that was organized solely for the purpose of reorganizing the Company in another jurisdiction; provided that immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing.
     Section 5.02 Successor Person Substituted.
     Upon any merger or consolidation, or any sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all of the Property of the Company in accordance with Section 5.01, the Surviving Person formed by such consolidation or into which the Company is merged or to which such sale, transfer, assignment, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, transfer, assignment, lease, conveyance or other disposition, the provisions of this Indenture referring to the Company shall refer instead to the Surviving Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such Surviving Person had been named as the Company herein and thereafter the Company (or other predecessor) shall be relieved of all obligations and covenants under this Indenture and the Senior Subordinated Notes; provided that, in the event all or substantially all of the Property of the Company (on a consolidated basis) is leased to the

Surviving Person, then the Company shall not be released from any obligation to pay the principal amount of the Senior Subordinated Notes and any accrued and unpaid interest.
ARTICLE VI
DEFAULTS AND REMEDIES
     Section 6.01 Events of Default.
     The following events shall be “Events of Default”:
          (1) the Company defaults in any payment of interest on any Senior Subordinated Note when the same becomes due and payable, whether or not such payment is prohibited by Article X, and such default continues for a period of 30 days;
          (2) the Company defaults in the payment of the principal amount of any Senior Subordinated Note when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise, whether or not such payment is prohibited by Article X;
          (3) the Company fails to comply with any covenant or agreement in this Indenture (other than a failure that is the subject of Section 6.01(1) or (2)) and such failure continues for 60 days after the Company receives written notice in accordance with this Section 6.01 (except in the case of a failure to (i) purchase Senior Subordinated Notes when required under Section 4.07 or Section 4.14, which failure will constitute an Event of Default under Section 6.01(2) or (ii) comply with Section 5.01 which will constitute an Event of Default with the fulfillment of such notice requirement but without such passage of time requirement);
          (4) the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the stated principal amount of any Debt of the Company or any Subsidiary (other than Debt owed to any Subsidiary of the Company) including any Debt outstanding under any Subsidiary Credit Facility, or the acceleration of the final stated maturity of any such Debt, if the aggregate principal amount of such Debt exceeds $40 million, unless the Company or any such Subsidiary is contesting such acceleration in good faith;
          (5) the Company or any Significant Subsidiary takes any of the following actions pursuant to or within the meaning of any Bankruptcy Law:
     (A) commences a voluntary insolvency proceeding;
     (B) consents to the entry of an order for relief against it in an involuntary insolvency proceeding;
     (C) consents to the appointment of a Custodian of it or for all or substantially all of its Property; or
     (D) makes a general assignment for the benefit of its creditors;
     or takes any comparable action under any foreign laws relating to insolvency;

          (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (A) is for relief against the Company or any Significant Subsidiary in an involuntary insolvency proceeding;
     (B) appoints a Custodian of the Company or any Significant Subsidiary or for all or substantially all of its Property;
     (C) orders the winding up or liquidation of the Company or any Significant Subsidiary; or
     (D) grants any similar relief under any foreign laws;
     and in each such case the order or decree remains unstayed and in effect for 90 days; or
          (7) any judgment or judgments for the payment of money in an unsecured aggregate amount (net of any amount covered by indemnities or insurance issued by a reputable and creditworthy insurer that has not disclaimed coverage) in excess of $40 million at the time entered against the Company or any Subsidiary and such judgment or judgments remain undischarged, unpaid or unstayed for a period of 60 consecutive days after such judgment or judgments become final and non-appealable.
     The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
     A Default under Section 6.01(3) is not an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the Senior Subordinated Notes then outstanding notify the Company in writing (and in the case of such notice by Holders, the Trustee) of the Default and the Company does not cure such Default within the time specified in Section 6.01(3) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”
     The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officer’s Certificate of any Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.
     The Company shall promptly notify the Trustee if a meeting of the Board of Directors of the Company is convened to consider any action mandated by a petition for debt settlement proceedings or bankruptcy proceedings. The Company shall also promptly advise the Trustee of the approval of the filing of a debt settlement or bankruptcy petition prior to the filing of such petition.

     Section 6.02 Acceleration of Maturity; Rescission.
     If an Event of Default (other than an Event of Default specified in Sections 6.01(5) and 6.01(6)) shall have occurred and be continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Senior Subordinated Notes then outstanding may declare to be immediately due and payable the principal amount of all the Senior Subordinated Notes then outstanding, plus accrued and unpaid interest to the date of acceleration, by written notice to the Company and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration.” If an Event of Default specified in Sections 6.01(5) or 6.01(6) shall occur, the principal amount of all the Senior Subordinated Notes then outstanding, plus accrued and unpaid interest to the date of acceleration, shall be automatically due and payable immediately without any declaration or other act on the part of the Trustee or the Holders. At any time after such acceleration, but before a judgment or decree for payment of money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Senior Subordinated Notes then outstanding, by written notice to the Company and the Trustee, may rescind and annul such acceleration and its consequences if (i) all existing Events of Default, other than nonpayment of principal or interest that has become due solely because of such acceleration, have been cured or waived (ii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such acceleration, has been paid, (iii) the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and all other amounts due to the Trustee under Section 7.07 and (iv) in the event of the cure or waiver of an Event of Default of the type described in either Section 6.01(5) or (6), the Trustee shall have received an Officer’s Certificate of the Company to the effect that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto.
     In the event of a declaration of acceleration of the Senior Subordinated Notes because an Event of Default described in Section 6.01(4) has occurred and is continuing, the declaration of acceleration of the Senior Subordinated Notes shall be automatically annulled and any Event of Default under Section 6.01(4) shall be deemed not to have occurred or be continuing if the Payment Default or other default triggering such Event of Default pursuant to Section 6.01(4) shall be remedied or cured by the Company or the applicable Subsidiary of the Company or waived by the holders of the relevant Debt within any grace period applicable to such default provided for in the documentation governing such Debt or the acceleration of the relevant Debt has been rescinded, annulled or otherwise cured and if all existing Events of Default, other than nonpayment of principal or interest on the Senior Subordinated Notes that became due solely because of the acceleration of the Senior Subordinated Notes, have been cured or waived.
     Section 6.03 Other Remedies.
     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Senior Subordinated Notes or to enforce the performance of any provision of the Senior Subordinated Notes or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

     The Trustee may maintain a proceeding even if it does not possess any of the Senior Subordinated Notes or does not produce any of them in the proceeding. Any such proceeding instituted by the Trustee may be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements of the Trustee and its counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative, to the extent permitted by law. Any costs associated with actions taken by the Trustee under this Section 6.03 shall be reimbursed to the Trustee by the Company.
     Section 6.04 Waiver of Past Defaults and Events of Default.
     Subject to Section 6.02, the Holders of a majority in aggregate principal amount of Senior Subordinated Notes at the time outstanding may on behalf of all Holders waive any past Default and its consequences hereunder by providing written notice thereof to the Company and the Trustee, except a Default (1) in the payment of the principal of or interest on any Senior Subordinated Note or (2) in respect of a covenant or provision hereof which under Article VIII cannot be modified or amended without the consent of the Holder of each outstanding Senior Subordinated Note affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.
     Section 6.05 Control by Majority.
     The Holders of at least a majority in aggregate principal amount of the outstanding Senior Subordinated Notes shall have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction and the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from Holders.
     Section 6.06 Limitation on Suits.
     No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Senior Subordinated Notes, or for the appointment of a Custodian, liquidator, receiver, trustee or similar official or for any remedy with respect to this Indenture or the Senior Subordinated Notes, unless:
     (1) the Holder has previously given the Trustee written notice of a continuing Event of Default;

     (2) the Holders of at least 25% in aggregate principal amount of outstanding Senior Subordinated Notes shall have made a written request to the Trustee to institute such proceeding or pursue such remedy in its own name as Trustee hereunder;
     (3) such Holder or Holders have offered to the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense to be incurred in compliance with such request;
     (4) the Trustee for 60 days after receipt of such notice, request and the offer of indemnity has failed to institute such proceeding; and
     (5) during such 60-day period the Holders of at least a majority in aggregate principal amount of the outstanding Senior Subordinated Notes do not give the Trustee a direction that is inconsistent with the request;
it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice or seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner provided in this Indenture and for the equal and ratable benefit of all the Holders.
     Section 6.07 No Personal Liability of Directors, Officers, Employees and Stockholders.
     No director, officer, employee, or stockholder of the Company shall have any liability for any obligations of the Company under the Senior Subordinated Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Subordinated Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Subordinated Notes. This waiver may not be effective to waive liabilities under the U.S. Federal securities laws.
     Section 6.08 Rights of Holders To Receive Payment.
     Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal of, premium, if any, and interest on such Senior Subordinated Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Senior Subordinated Notes, shall not be impaired or affected without the consent of the Holder.
     Section 6.09 Collection Suit by Trustee.
     If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company (or any other obligor on the Senior Subordinated Notes) for the whole amount of unpaid principal and accrued interest remaining unpaid.
     Section 6.10 Trustee May File Proofs of Claim.
     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and external counsel, and any other amounts due the Trustee under Section 7.07) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Senior Subordinated Notes), its creditors or its property and, unless prohibited by law, shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.
     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Senior Subordinated Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceedings. All rights of action and claims under this Indenture or the Senior Subordinated Notes may be prosecuted and enforced by the Trustee without the possession of any of the Senior Subordinated Notes thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.
     Section 6.11 Priorities.
     If the Trustee collects any money or other property pursuant to this Article VI, it shall pay out the money or other property in the following order:
     FIRST: to the Trustee for amounts due under Section 7.07;
     SECOND: to holders of Senior Debt to the extent required by Article X;
     THIRD: to Holders for amounts due and unpaid on the Senior Subordinated Notes for principal, premium, if any, and interest as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Senior Subordinated Notes; and
     FOURTH: to the Company.
     The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.11.
     Section 6.12 Undertaking for Costs.
     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.08 or a suit by Holders of more than 10% in principal amount of the Senior Subordinated Notes then outstanding.
ARTICLE VII
TRUSTEE
     Section 7.01 Duties of Trustee.
     (a) If an Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
     The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or an Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Senior Subordinated Notes and this Indenture.
     (b) Except during the continuance of an Event of Default:
          (1) the Trustee need perform only such duties as are specifically set forth in this Indenture and no others; and
          (2) in the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate, subject to the requirement in the preceding sentence, if applicable.
     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct or bad faith, except that:
          (1) this Section 7.01(c) does not limit the effect of Section 7.01(b);
          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

          (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction of the Holders of a majority in aggregate principal amount of the outstanding Senior Subordinated Notes received by it pursuant to the terms hereof; and
          (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights, powers or duties if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it.
     (d) Whether or not therein expressly so provided, Sections 7.01(a), (b), (c) and (e) shall govern every provision of this Indenture that in any way relates to the Trustee.
     (e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request.
     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.
     Section 7.02 Rights of Trustee.
     Subject to Section 7.01:
     (1) the Trustee may conclusively rely on any document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper Person and the Trustee need not investigate any fact or matter stated in the document;
     (2) before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 12.05, and the Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion;
     (3) the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed by it with due care;
     (4) the Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers conferred upon it by this Indenture; provided that the Trustee’s conduct does not constitute willful misconduct, negligence or bad faith;
     (5) the Trustee may consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters relating to the Senior Subordinated Notes or this Indenture shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel;
     (6) the rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;
     (7) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, Senior Subordinated Note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records, and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;
     (8) the Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Officer authorized to sign an Officer’s Certificate, including any Officer specified as so authorized in any such certificate previously delivered and not suspended; and
     (9) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
     Section 7.03 Individual Rights of Trustee.
     The Trustee in its individual or any other capacity may become the owner or pledgee of Senior Subordinated Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the Company, or any Affiliates thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, shall be subject to Sections 7.10 and 7.11.
     Section 7.04 Trustee’s Disclaimer.
     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Senior Subordinated Notes, it shall not be accountable for the Company’s use of the proceeds from the sale of Senior Subordinated Notes or any money paid to the Company pursuant to the terms of this Indenture and it shall not be responsible for any statement in the Senior Subordinated Notes or this Indenture other than its certificate of authentication, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Senior Subordinated Notes and perform its obligations hereunder and that the statements made by it in any Statement of Eligibility and Qualification on Form T-1

to be supplied to the Company will be true and accurate subject to the qualifications set forth therein.
     Section 7.05 Notice of Defaults.
     If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall give to each Holder a notice of the Default within 90 days after it occurs in the manner and to the extent provided in the TIA and otherwise as provided in this Indenture. Except in the case of a Default in payment of the principal of, premium, if any, or interest on any Senior Subordinated Note (including payments pursuant to a redemption or repurchase of the Senior Subordinated Notes pursuant to the provisions of this Indenture), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders.
     Section 7.06 Reports by Trustee to Holders.
     If required by TIA Section 313(a), within 60 days after August 15 of any year, commencing 2010, the Trustee shall mail to each Holder a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c) and TIA Section 313(d).
     Reports pursuant to this Section 7.06 shall be transmitted by mail:
     (A) to all Holders, as the names and addresses of such Holders appear on the Registrar’s books; and
     (B) to such Holders as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose.
     A copy of each report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange on which the Senior Subordinated Notes are listed. The Company shall promptly notify the Trustee when the Senior Subordinated Notes are listed on any stock exchange or delisted therefrom.
     Section 7.07 Compensation and Indemnity.
     The Company shall pay to the Trustee from time to time such compensation for its services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as shall be agreed upon in writing. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it in connection with the Trustee’s duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee’s agents and external counsel, except any expense disbursement or advance as shall be determined to have been caused by its own willful misconduct, negligence or bad faith.
     The Company shall fully indemnify each of the Trustee and any predecessor Trustee for, and hold each of them harmless against, any and all loss, damage, claim, liability or expense,

including taxes (other than taxes based on the income of the Trustee) and reasonable attorneys’ fees and expenses incurred by each of them in connection with the acceptance or performance of its duties under this Indenture including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (including settlement costs). The Trustee shall notify the Company in writing promptly of any claim of which a Responsible Officer of the Trustee has actual knowledge asserted against the Trustee for which it may seek indemnity; provided that the failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder except to the extent the Company is actually prejudiced thereby. In the event that a conflict of interest exists, the Trustee may have separate counsel, which counsel must be reasonably acceptable to the Company, and the Company shall pay the reasonable fees and expenses of such counsel.
     Notwithstanding the foregoing, the Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability caused by the Trustee through its own willful misconduct, negligence or bad faith.
     To secure the payment obligations of the Company in this Section 7.07, the Trustee shall have a lien prior to the Senior Subordinated Notes on all money or property held or collected by the Trustee and such money or property held in trust to pay principal of and interest on Senior Subordinated Notes.
     The obligations of the Company under this Section 7.07 to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall survive the resignation or removal of the Trustee and the satisfaction, discharge or other termination of this Indenture, including any termination or rejection hereof under any Bankruptcy Law.
     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(5) or (6) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.
     For purposes of this Section 7.07, the term “Trustee” shall include any trustee appointed pursuant to this Article VII.
     Section 7.08 Replacement of Trustee.
     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08. The Trustee may resign by so notifying the Company in writing no later than 15 Business Days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding Senior Subordinated Notes may remove the Trustee by notifying the Company and the removed Trustee in writing and may appoint a successor Trustee with the Company’s written consent, which consent shall not be unreasonably withheld. The Company may remove the Trustee at its election if:
     (1) the Trustee fails to comply with Section 7.10 or Section 310 of the TIA;

     (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under Bankruptcy Law;
     (3) a Custodian, receiver or other public officer takes charge of the Trustee or its property; or
     (4) the Trustee otherwise becomes incapable of acting.
     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.
     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company’s expense), the Company or the Holders of a majority in principal amount of the outstanding Senior Subordinated Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
     If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately following such delivery, the retiring Trustee shall, subject to its rights under Section 7.07, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to the Holders. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the predecessor Trustee.
     Section 7.09 Successor Trustee by Consolidation, Merger, etc.
     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, subject to Section 7.10, the successor corporation without any further act shall be the successor Trustee; provided such entity shall be otherwise qualified and eligible under this Article VII.
     Section 7.10 Eligibility; Disqualification.
     This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5) in every respect. The Trustee (together with its corporate parent) shall have a combined capital and surplus of at least $50 million as set forth in the most recent applicable published annual report of condition. The Trustee shall comply with TIA Section 310(b), including the provision in Section 310(b)(1).

     Section 7.11 Preferential Collection of Claims Against Company.
     The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.
     Section 7.12 Paying Agents.
     The Company shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such Agent shall agree with the Trustee, subject to the provisions of this Section 7.12:
     (1) that it will hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Senior Subordinated Notes (whether such sums have been paid to it by the Company or by any obligor on the Senior Subordinated Notes) in trust for the benefit of Holders or the Trustee;
     (2) that it will at any time during the continuance of any Event of Default specified in Section 6.01(1) or (2), upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and
     (3) that it will give the Trustee written notice within three (3) Business Days of any failure of the Company (or by any obligor on the Senior Subordinated Notes) in the payment of any installment of the principal of, premium, if any, or interest on, the Senior Subordinated Notes when the same shall be due and payable.
ARTICLE VIII
MODIFICATION AND WAIVER
     Section 8.01 Without Consent of Holders.
     (a) The Company and Trustee may amend or supplement this Indenture and the Senior Subordinated Notes without the consent of any Holder for any of the following purposes:
          (1) to cure any ambiguity, omission, defect, mistake or inconsistency;
          (2) to comply with Section 5.01;
          (3) to provide for uncertificated Senior Subordinated Notes, in addition to or in place of certificated Senior Subordinated Notes;
          (4) to add guarantees with respect to the Senior Subordinated Notes;
          (5) to secure the Senior Subordinated Notes under this Indenture;
          (6) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company;

          (7) to make any change or addition that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights of any Holder;
          (8) to comply with any requirement of the Commission in connection with the qualification of this Indenture under the TIA;
          (9) to evidence and provide the acceptance of the appointment of a successor Trustee under Section 7.09; or
          (10) to make any change in Article X that would limit or terminate the benefits available to any holder of Senior Debt under Article X.
     (b) Upon the written request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture and upon receipt by the Trustee of the documents described in Section 8.06, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture, in which case the Trustee may, but shall not be obligated to, enter into such amended or supplemental indenture.
     (c) An amendment or supplement under this Section 8.01 may not make any change to Article X that adversely affects the rights of any holder of Senior Debt then outstanding unless the holders of such Senior Debt (or any group or Representative thereof authorized to give a consent) consent to such change.
     Section 8.02 With Consent of Holders.
     (a) Except as provided below in this Section 8.02, the Company and the Trustee may amend or supplement this Indenture and the Senior Subordinated Notes with the consent of the Holders of at least a majority in principal amount of the Senior Subordinated Notes then outstanding, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Senior Subordinated Notes, and, subject to Sections 6.04 and 6.08, any existing Default (other than a Default in the payment of the principal of, premium, if any, or interest on the Senior Subordinated Notes, other than a payment default resulting from an acceleration that has been rescinded or annulled) or compliance with any provision of this Indenture or the Senior Subordinated Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Subordinated Notes, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Senior Subordinated Notes.
     (b) However, without the consent of each affected Holder of an outstanding Senior Subordinated Note, no amendment, supplement or waiver under this Section 8.02 may,
          (1) reduce the amount of Senior Subordinated Notes whose holders must consent to an amendment, supplement or waiver,
          (2) reduce the rate of or change the time for payment of interest on any Senior Subordinated Note,

          (3) reduce the principal of or change the Stated Maturity of any Senior Subordinated Note,
          (4) make any Senior Subordinated Note payable in money other than that stated in the Senior Subordinated Note,
          (5) impair the right of any Holder to receive payment of principal of and interest on such Holder’s Senior Subordinated Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Senior Subordinated Notes,
          (6) release any security interest that may have been granted in favor of the Holders pursuant to Section 4.07 other than pursuant to the terms of this Indenture,
          (7) waive a default in the payment of principal of or premium, if any, or interest, if any on the Senior Subordinated Notes (except as set forth under Section 6.02), or
          (8) make any change to Article X that adversely affects the legal rights of any Holder under Article X.
     (c) The consent of the Holders shall not be necessary to approve the particular form of any proposed amendment, supplement or waiver. It shall be sufficient if such consent approves the substance thereof.
     (d) After an amendment, supplement or waiver that requires the consent of the Holders becomes effective, the Company shall mail to each registered Holder at such Holder’s address appearing in the Senior Subordinated Notes register a notice briefly describing such amendment, supplement or waiver. However, the failure to give such notice, or any defect therein, shall not impair or affect the validity of the amendment, supplement or waiver.
     (e) Upon the written request of the Company accompanied by a Board Resolution of the Board of Directors of the Company authorizing the execution of any such amended or supplemental indenture, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders as aforesaid and upon receipt by the Trustee of the documents described in Section 8.06, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture, in which case the Trustee may, but shall not be obligated to, enter into such amended or supplemental indenture.
     (f) An amendment or supplement under this Section 8.02 may not make any change to Article X that adversely affects the rights of any holder of Senior Debt then outstanding unless the holders of such Senior Debt (or a group or Representative thereof authorized to give a consent) consent to such change.
     Section 8.03 Compliance with Trust Indenture Act.
     Every amendment or supplement to this Indenture or the Senior Subordinated Notes shall comply with the TIA as then in effect.

     Section 8.04 Effect of Consents.
     (a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Senior Subordinated Note is a continuing consent by such Holder and every subsequent Holder of the same Senior Subordinated Note or portion thereof, and of any Senior Subordinated Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Senior Subordinated Note. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.
     (b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke, prior to such time such amendment, supplement or waiver becomes effective or such consent becomes irrevocable, any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.
     Section 8.05 Notation on or Exchange of Senior Subordinated Notes.
     If an amendment, supplement or waiver changes the terms of a Senior Subordinated Note, the Trustee (in accordance with the specific written direction of the Company) shall request the Holder (in accordance with the specific written direction of the Company) to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Senior Subordinated Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Senior Subordinated Note shall issue, and the Trustee shall authenticate, a new Senior Subordinated Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Senior Subordinated Note shall not affect the validity and effect of such amendment, supplement or waiver.
     Section 8.06 Trustee To Sign Amendments, etc.
     The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article VIII if the amendment, supplement or waiver does not affect the rights, duties, liabilities or immunities of the Trustee. If it does affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may, but need not, sign such amendment, supplement or waiver. In signing or refusing to sign such amendment, supplement or waiver the Trustee shall, upon request, be provided with and, subject to Section 7.01, shall be fully protected in relying upon an Officer’s Certificate and an Opinion of Counsel stating, in addition to the matters required by Section 11.04, that such amendment, supplement or waiver is authorized or permitted by this Indenture and is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (subject to customary exceptions).

ARTICLE IX
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
     Section 9.01 Option to Effect Legal Defeasance or Covenant Defeasance.
     The Company may, at its option and at any time, elect to have either Section 9.02 or 9.03 applied to all outstanding Senior Subordinated Notes upon compliance with the conditions set forth below in this Article IX.
     Section 9.02 Legal Defeasance and Discharge.
     Upon the Company’s exercise under Section 9.01 of the option applicable to this Section 9.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 9.04, be deemed to have been discharged from its obligations with respect to all outstanding Senior Subordinated Notes on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Senior Subordinated Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 9.05 and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all its other obligations under such Senior Subordinated Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:
     (a) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Senior Subordinated Notes when such payments are due solely out of the trust created pursuant to this Indenture referred to in Section 9.04;
     (b) the Company’s obligations with respect to Senior Subordinated Notes concerning issuing temporary Senior Subordinated Notes, registration of such Senior Subordinated Notes, mutilated, destroyed, lost or wrongfully taken Senior Subordinated Notes and the maintenance of an office or agency for payment;
     (c) the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s obligations in connection therewith; and
     (d) this Section 9.02.
     Subject to compliance with this Article IX, the Company may exercise its option under this Section 9.02 notwithstanding the prior exercise of its option under Section 9.03.
     Section 9.03 Covenant Defeasance.
     Upon the Company’s exercise under Section 9.01 of the option applicable to this Section 9.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 9.04, be released from its obligations under the covenants contained in Sections 4.03 through 4.15 and clause (4) of Section 5.01(a) with respect to the outstanding Senior Subordinated Notes on and after the date the conditions set forth in Section 9.04 are satisfied (“Covenant Defeasance”), and the Senior Subordinated Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Senior Subordinated Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Senior Subordinated Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Senior Subordinated Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 9.01 of the option applicable to this Section 9.03, subject to the satisfaction of the conditions set forth in Section 9.04, Sections 6.01(3), 6.01(4), 6.01(5) (solely with respect to any Subsidiary of the Company), 6.01(6) (solely with respect to any Subsidiary of the Company) and 6.01(7) shall not constitute Events of Default.
     Section 9.04 Conditions to Legal or Covenant Defeasance.
     The following shall be the conditions to the application of either Section 9.02 or Section 9.03 to the outstanding Senior Subordinated Notes:
     In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Senior Subordinated Notes:
     (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Obligations, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Senior Subordinated Notes on the Stated Maturity or on the Redemption Date, as the case may be, of such principal, premium, if any, or interest on such Senior Subordinated Notes, and the Company must specify whether such Senior Subordinated Notes are being defeased to their Stated Maturity or to a particular Redemption Date, and the funds must remain on deposit with the Trustee for a period of 91 days;
     (2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States of America reasonably acceptable to the Trustee confirming that,
     (a) the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or
     (b) since the issuance of the Senior Subordinated Notes, there has been a change in the applicable U.S. Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel in the United States of America shall confirm that, the Holders shall not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Legal Defeasance and shall be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
     (3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States of America reasonably acceptable to the Trustee confirming that the Holders shall not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Covenant Defeasance and shall be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
     (4) no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Debt and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;
     (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings) or any other material agreement or instrument binding on the Company; and
     (6) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel in the United States of America each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.
     Notwithstanding the foregoing, the Opinion of Counsel required by clause (2) above with respect to Legal Defeasance need not be delivered if all Senior Subordinated Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable or (ii) will become due and payable on the Stated Maturity within one year or are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.
     Section 9.05 Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions. Subject to Section 2.18, all money and Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 9.05, the “Trustee”) pursuant to Section 9.04 in respect of the outstanding Senior Subordinated Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of the Senior Subordinated Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal, premium, if any, and interest (including Cash Interest), but such money need not be segregated from other funds except to the extent required by law.
     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the money or Government Obligations deposited pursuant to

Section 9.04 or the principal and interest (including Cash Interest) received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders.
     Anything in this Article IX to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or Government Obligations held by it as provided in Section 9.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
Section 9.06 Reinstatement.
     If the Trustee or Paying Agent is unable to apply any United States dollars or Government Obligations in accordance with Section 9.02 or Section 9.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Senior Subordinated Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.02 or Section 9.03 until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Obligations in accordance with Section 9.02 or Section 9.03, as the case may be; provided that, if the Company makes any payment of principal of, premium, if any, or interest on any Senior Subordinated Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Senior Subordinated Notes to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE X
SUBORDINATION
     Section 10.01 Agreement To Subordinate.
     The Company agrees, and each Holder by accepting a Senior Subordinated Note agrees, that the Debt evidenced by the Senior Subordinated Notes is subordinated in right of payment, to the extent and in the manner provided in this Article X, to the prior payment in full of all existing and future Senior Debt and that the subordination is for the benefit of and enforceable by the holders of such Senior Debt. The Senior Subordinated Notes shall in all respects rank equally in right of payment with all existing and future Pari Passu Debt of the Company and senior in right of payment with all existing and future Subordinated Debt of the Company. Only Debt of the Company that is Senior Debt shall rank senior to the Senior Subordinated Notes in accordance with the provisions set forth herein. For the avoidance of doubt, the Debt evidenced by the Senior Subordinated Notes shall be deemed to include PIK Notes (or increase in principal amount of any Senior Subordinated Notes as a result of a PIK Payment). All provisions of this Article X shall be subject to Section 10.12.
     Section 10.02 Liquidation, Dissolution, Bankruptcy.
     Upon any payment or distribution of the assets of the Company to its creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy,

reorganization, insolvency, receivership or similar proceeding relating to the Company or its Property:
     (a) holders of Senior Debt shall be entitled to receive payment in full of such Senior Debt before Holders shall be entitled to receive any payment of principal or premium (if any) of or interest on the Senior Subordinated Notes; and
     (b) until such Senior Debt is paid in full any payment or distribution to which Holders would be entitled but for this Article X shall be made to holders of such Senior Debt as their interests may appear, except that Holders may receive shares of Capital Stock and any debt securities that are subordinated to such Senior Debt to at least the same extent as the Senior Subordinated Notes (“Permitted Junior Securities”).
     Section 10.03 Default on Senior Debt.
     The Company may not pay the principal of, premium (if any) or interest on the Senior Subordinated Notes (other than in the form of Permitted Junior Securities), or make any deposit pursuant to Article IX or Article XI, and may not otherwise purchase, repurchase, redeem or otherwise acquire or retire for value any Senior Subordinated Notes (collectively, “pay the Senior Subordinated Notes”) if (a) any Senior Debt is not paid when due or (b) any other default on such Senior Debt occurs and the maturity of such Senior Debt is accelerated in accordance with its terms unless, in either case, (i) the default has been cured or waived and any such acceleration has been rescinded or (ii) such Senior Debt has been paid in full; provided, however, that the Company may pay the Senior Subordinated Notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of such Senior Debt with respect to which either of the events set forth in clause (a) or (b) of this sentence has occurred and is continuing. During the continuance of any default (other than a default described in clause (a) or (b) of the preceding sentence) with respect to any Senior Debt pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Senior Subordinated Notes (except payment in the form of Permitted Junior Securities) for a period (a “Payment Blockage Period”) commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a “Blockage Notice”) of such default from the Representative of such Senior Debt specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (a) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (b) by repayment in full of such Senior Debt or (c) because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section 10.03 and the following three sentences), unless the holders of such Senior Debt or the Representative of such holders shall have accelerated the maturity of such Senior Debt, the Company may resume payments on the Senior Subordinated Notes after the end of such Payment Blockage Period, including any missed payments. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Senior Debt during such period. For purposes of this Section 10.03, no default or event of default that existed or was continuing on the date of the commencement of any Payment Blockage

Period with respect to the Senior Debt initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Senior Debt, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.
     Section 10.04 Acceleration of Payment of Senior Subordinated Notes.
     If payment of the Senior Subordinated Notes is accelerated because of an Event of Default, the Company or the Trustee (provided, that the Trustee shall have received written notice from the Company, on which notice the Trustee shall be entitled to conclusively rely) shall promptly notify the holders of Senior Debt (or their Representative) of the acceleration. If any Senior Debt is outstanding, the Company may not pay the Senior Subordinated Notes until five Business Days after such holders or the Representative of such Senior Debt receive notice of such acceleration and, thereafter, may pay the Senior Subordinated Notes only if this Article X otherwise permits payment at that time.
     Section 10.05 When Distribution Must Be Paid Over.
     If a distribution is made to Holders that because of this Article X should not have been made to them, the Holders who receive the distribution shall hold it in trust for holders of Senior Debt and pay it over to them as their interests may appear.
     Section 10.06 Subrogation.
     After all Senior Debt of the Company is paid in full and until the Senior Subordinated Notes are paid in full, Holders shall be subrogated (equally and ratably with all other Debt of the Company which is subordinate to Senior Debt upon substantially the same terms as the Senior Subordinated Notes) to the rights of holders of such Senior Debt to receive distributions applicable to Senior Debt. A distribution made under this Article X to holders of such Senior Debt which otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on such Senior Debt.
     Section 10.07 Relative Rights.
     This Article X defines the relative rights of Holders and holders of Senior Debt. Nothing in this Indenture shall:
     (a) as between the Company and Holders, impair the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Senior Subordinated Notes in accordance with their terms;
     (b) prevent the Trustee or any Holder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Debt of the Company to receive distributions otherwise payable to Holders; or
     (c) affect the relative rights of Holders and creditors of the Company other than their rights in relation to holders of Senior Debt.

     Section 10.08 Subordination May Not Be Impaired by the Company.
     No right of any holder of Senior Debt to enforce the subordination of the Debt evidenced by the Senior Subordinated Notes shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.
     Section 10.09 Rights of Trustee and Paying Agent.
     Notwithstanding Section 10.03, the Trustee or Paying Agent may continue to make payments on the Senior Subordinated Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, the Trustee receives notice satisfactory to it that payments may not be made under this Article X. The Company, the Registrar, the Paying Agent, a Representative or a holder Senior Debt may give the notice; provided, however, that, if an issue of Senior Debt has a Representative, only the Representative may give the notice.
     The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. The Registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article X with respect to Senior Debt which may at any time be held by it, to the same extent as any other holder of such Senior Debt; and nothing in Article VII shall deprive the Trustee of any of its rights as such holder. Nothing in this Article X shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07 or any other Section of this Indenture.
     Section 10.10 Distribution or Notice to Representative.
     Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative (if any).
     Section 10.11 Article X Not To Prevent Events of Default or Limit Right To Accelerate.
     The failure to make a payment pursuant to the Senior Subordinated Notes by reason of any provision in this Article X shall not be construed as preventing the occurrence of a Default. Subject to Section 10.04, nothing in this Article X shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Senior Subordinated Notes.
     Section 10.12 Trust Monies Not Subordinated.
     Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of Government Obligations held in trust under Article IX or Article XI by the Trustee for the payment of principal of, premium (if any) and interest and liquidated damages, if any, on the Senior Subordinated Notes shall not be subordinated to the prior payment of any Senior Debt or subject to the restrictions set forth in this Article X, and none of the Holders shall be obligated to pay over any such amount to the Company or any holder of Senior Debt or any other creditor of the Company.

     Section 10.13 Trustee Entitled To Rely.
     Upon any payment or distribution pursuant to this Article X, the Trustee and the Holders shall be entitled to rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.02 are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (c) upon the Representatives for the holders of Senior Debt for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Debt and other Debt of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article X, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article X, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article X.
     Section 10.14 Trustee To Effectuate Subordination.
     Each Holder by accepting a Senior Subordinated Note authorizes and directs the Trustee on his behalf to take such action and execute such documentation as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Debt as provided in this Article X and appoints the Trustee as attorney-in-fact for any and all such purposes.
     Section 10.15 Trustee Not Fiduciary for Holders of Senior Debt.
     The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Company or any other Person, money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article X or otherwise.
     Section 10.16 Reliance by Holders of Senior Debt on Subordination Provisions.
     Each Holder by accepting a Senior Subordinated Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt, whether such Senior Debt was created or acquired before or after the issuance of the Senior Subordinated Notes, to acquire and continue to hold, or to continue to hold, such Senior Debt and such holder of such Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.
     Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Trustee or the Holders and without impairing or releasing the subordination provided in this Article X or the obligations hereunder of the Holders to the holders of Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt, or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.
ARTICLE XI
SATISFACTION AND DISCHARGE
Section 11.01 Satisfaction and Discharge.
     This Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Senior Subordinated Notes, as expressly provided for in this Indenture) as to all outstanding Senior Subordinated Notes when
     (1) either:
     (a) all the Senior Subordinated Notes theretofore authenticated and delivered (except lost, destroyed or wrongfully taken Senior Subordinated Notes which have been replaced or paid and Senior Subordinated Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or
     (b) all Senior Subordinated Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable within one year, or are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee money in an amount sufficient to pay and discharge the entire indebtedness on the Senior Subordinated Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Senior Subordinated Notes to the Stated Maturity or Redemption Date, as the case may be, together with irrevocable instructions from the Company directing the Trustee to apply such money to the payment thereof at Stated Maturity or upon redemption, as the case may be;
     (2) the Company has paid all other sums payable under this Indenture by the Company; and

     (3) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.
     Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to Section 11.01(1)(b), the provisions of Section 2.18 and Section 11.02 shall survive such satisfaction and discharge.
     Section 11.02 Application of Trust Money.
     Subject to the provisions of Section 9.06, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Senior Subordinated Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.
     If the Trustee or Paying Agent is unable to apply any money in accordance with Section 11.01 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Senior Subordinated Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Senior Subordinated Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Senior Subordinated Notes to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE XII
MISCELLANEOUS
     Section 12.01 Trust Indenture Act Controls.
     If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.
     The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.
     Section 12.02 Notices.
     Except for notice or communications to Holders, any notice or communication shall be given in writing and when received if delivered in person, when receipt is acknowledged if sent by facsimile, on the next Business Day if timely delivered by a nationally recognized courier service that guarantees overnight delivery or two Business Days after deposit if mailed by first-class mail, postage prepaid, addressed as follows:
     If to the Company:
R.H. Donnelley Corporation
1001 Winstead Drive
Cary, North Carolina 27513
Attn: General Counsel
Fax: (919) 297-1518
     With a copy to:
Sidley Austin LLP
One South Dearborn
Chicago, Illinois 60603
Attn: Larry A. Barden
Fax: (312) 853-7036
     If to the Trustee, Registrar or Paying Agent:
     Mailing Address:
The Bank of New York Mellon
101 Barclay St., Fl. 8W
New York, NY 10286
Attn: Corporate Trust Administration
     Such notices or communications shall be effective when received and shall be sufficiently given if so given within the time prescribed in this Indenture.
     The Company or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.
     Any notice or communication mailed to a Holder shall be mailed to such Holder by first-class mail, postage prepaid, at such Holder’s address shown on the register kept by the Registrar.
     Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication to a Holder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.
     In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

     Section 12.03 Communications by Holders with Other Holders.
     Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Senior Subordinated Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).
     Section 12.04 Certificate and Opinion as to Conditions Precedent.
     Upon any request or application by the Company to the Trustee to take any action under this Indenture (except for the issuance of Senior Subordinated Notes on the Issue Date), the Company shall furnish to the Trustee:
     (A) an Officer’s Certificate (which shall include the statements set forth in Section 12.05) stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
     (B) an Opinion of Counsel (which shall include the statements set forth in Section 12.05 below) stating that, in the opinion of such counsel, all such conditions precedent have been satisfied.
     Section 12.05 Statements Required in Certificate and Opinion.
     Each certificate (other than certificates pursuant to Section 4.04) and opinion with respect to compliance by or on behalf of the Company with a condition or covenant provided for in this Indenture shall include:
     (A) a statement that the Person making such certificate or opinion has read such covenant or condition;
     (B) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (C) a statement that, in the opinion of such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and
     (D) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.
     Section 12.06 Rules by Trustee and Agents.
     The Trustee may make reasonable rules for action by or meetings of Holders. The Registrar and Paying Agent may make reasonable rules for its functions.

     Section 12.07 Payment Only on Business Days.
     If a date of payment for any payment under this Indenture or the Senior Subordinated Notes (whether principal, premium (if any) or interest, when due or pursuant to redemption or any purchase obligation), payment may be made on the next succeeding Business Day, and no interest shall accrue for the intervening period.
     Section 12.08 No Recourse Against Others.
     No past, present or future director, officer, employee, incorporator, agent, member or stockholder or Affiliate of the Company, as such, shall have any liability for any obligations of the Company under the Senior Subordinated Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Subordinated Note waives and releases all such liabilities. The waiver and release are part of the consideration for issuance of the Senior Subordinated Notes.
     Section 12.09 Governing Law.
     THIS INDENTURE AND THE SENIOR SUBORDINATED NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
Section 12.10 Force Majeure.
     In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.
     Section 12.11 No Adverse Interpretation of Other Agreements.
     This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Company or any Subsidiary. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.
     Section 12.12 Successors.
     All agreements of the Company in this Indenture and the Senior Subordinated Notes shall bind its successors. All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind its successor.
     Section 12.13 Multiple Counterparts.
     The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

     Section 12.14 Table of Contents, Headings, etc.
     The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
     Section 12.15 Separability.
     Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Senior Subordinated Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     Section 12.16 Waiver of Jury Trial.
     EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SENIOR SUBORDINATED NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.
[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

R.H. DONNELLEY CORPORATION

By:	/s/ Jenny L. Apker
	Name:	Jenny L. Apker
	Title:	Vice President and Treasurer

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Sherma Thomas
	Name:	Sherma Thomas
	Title:	Senior Associate

EXHIBIT A
[GLOBAL NOTE LEGEND]
R.H. DONNELLEY CORPORATION
Certificate No.
CUSIP No. 74955W AL3 $
12/14% SENIOR SUBORDINATED NOTE DUE 2017
     R.H. DONNELLEY CORPORATION, a Delaware corporation, as issuer (the “Company”), for value received, promises to pay to                      or registered assigns the principal sum of ☐ ($[ ]) on January 29, 2017.
     Interest Payment Dates: March 31 and September 30, commencing March 31, 2010
     Record Dates: March 15 and September 15
     Reference is made to the further provisions of this Senior Subordinated Note contained herein, which will for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this 12/14% Senior Subordinated Note to be signed manually or by facsimile by one of its duly authorized officers.

R.H. DONNELLEY CORPORATION

By:
Name:
Title:

Certificate of Authentication
     This is one of the 12/14% Senior Subordinated Notes Due 2017 referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

Dated:

[FORM OF REVERSE OF SENIOR SUBORDINATED NOTE]
R.H. DONNELLEY CORPORATION
12/14% SENIOR SUBORDINATED NOTE DUE 2017
     Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
1. Interest. R.H. DONNELLEY CORPORATION, a Delaware corporation, as issuer (the "Company”), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth below. Interest hereon will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date to but excluding the date on which interest is paid. Interest shall be payable in arrears on each March 31 and September 30, commencing March 31, 2010 or if any such day is not a Business Day, the next succeeding Business Day. Interest will be computed on the basis of a 360-day year of twelve 30-day months and actual days elapsed. The Company shall pay or cause to be paid interest (including post-petition interest in a proceeding under any Bankruptcy Law) on overdue principal and premium, if any, and on overdue interest, to the extent permitted by law, at the rate of 12% per annum.
     The Company may, at its option, elect to pay interest on this Senior Subordinated Note (i) entirely in cash (“Cash Interest”) or (ii) 50% as Cash Interest and 50% by increasing the principal amount of this Senior Subordinated Note or by issuing PIK Notes (“PIK Interest,” and together with the 50% Cash Interest, “Partial PIK Interest”). The Company must elect the form of interest payment with respect to each interest period by delivering a notice to the Trustee no later than two Business Days prior to the beginning of the relevant interest period. The Trustee shall promptly deliver a corresponding notice to the Holder of this Senior Subordinated Note. In the absence of such an election for any interest period, interest on this Senior Subordinated Note will be payable in the form of the interest payment for the prior interest period. Interest for the first period commencing on the Issue Date shall be payable in cash. Notwithstanding anything to the contrary, the payment of accrued interest in connection with any redemption of the Senior Subordinated Notes pursuant to Section 3.01 of the Indenture and paragraph 5 of this Senior Subordinated Note or in connection with any repurchase of the Senior Subordinated Notes pursuant to Section 4.07 or Section 4.14 of the Indenture shall be made solely in cash.
     Cash Interest on this Senior Subordinated Note will accrue at the rate of 12% per annum. In the case of the payment by the Company of Partial PIK Interest, Cash Interest on this Senior Subordinated Note will accrue at the rate of 7% per annum and PIK Interest will accrue at the rate of 7% per annum and be payable [by increasing the principal amount of this Global Note by an amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest whole dollar) (or, if necessary, pursuant to the requirements of the depository or otherwise, to authenticate new Global Notes executed by the Company with such increased principal amounts)]1 [by issuing PIK Notes in an aggregate principal amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest whole dollar) and the Trustee will, at the request of the Company,

[1]	Applicable if this Senior Subordinated Note is represented by a Global Note registered in the name of or held by DTC or its nominee on the relevant record date.

authenticate and deliver such PIK Notes for original issuance to the Holder of this Senior Subordinated Note on the relevant record date, as shown by the records of the Senior Subordinated Note register]2. In the event the Company elects to pay Partial PIK Interest for any interest period, each Holder will be entitled to receive Cash Interest in respect of 50% of the principal amount of the Senior Subordinated Notes held by such Holder on the relevant record date and PIK Interest in respect of 50% of the principal amount of the Senior Subordinated Notes held by such Holder on the relevant record date. [Following an increase in the principal amount of this Senior Subordinated Note as a result of a PIK Payment, this Senior Subordinated Note will bear interest on such increased principal amount from and after the date of such PIK Payment.]3 [Any PIK Notes will be dated as of the applicable interest payment date and will bear interest from and after such date. All PIK Notes issued pursuant to a PIK Payment will mature on January 29, 2017 and will be governed by, and subject to the terms, provisions and conditions of, the Indenture and shall have the same rights and benefits as the Senior Subordinated Notes issued on the Issue Date. Any PIK Notes will be issued with the description “PIK” on the face of such PIK Note.]4
Interest on the Senior Subordinated Notes may be adjusted in certain circumstances in accordance with Section 4.15 of the Indenture.
2. Method of Payment. The Company will pay interest on the Senior Subordinated Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on March 15 or September 15 immediately preceding the Interest Payment Date (whether or not a Business Day). Holders must surrender Senior Subordinated Notes to a Paying Agent to collect principal payments. The Company will pay to the Paying Agent principal, premium (if any) and Cash Interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. The Company will, in the case of Global Notes, and may, in the case of Physical Notes, pay or cause to be paid by the Paying Agent, all principal, premium (if any) and Cash Interest on the Senior Subordinated Notes of Holders who shall have provided wire transfer instructions to the Company or the Paying Agent. All other payments on the Senior Subordinated Notes will be made at the office or agency of the Paying Agent and Registrar unless the Company elects to make Cash Interest payments by check mailed to the Holders at their address set forth in the register of Holders.
3. Paying Agent and Registrar. Initially, The Bank of New York Mellon, the Trustee under the Indenture, will act as a Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.
4. Indenture. The Company issued the Senior Subordinated Notes under an Indenture dated January 29, 2010 (the “Indenture”) between the Company and the Trustee. This Senior Subordinated Note is one of an issue of Senior Subordinated Notes of the Company issued, or to be issued, under the Indenture. The terms of the Senior Subordinated Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of

[2]	Applicable if this Senior Subordinated Note is represented by “physical” or certificated notes.

[3]	Applicable if this Senior Subordinated Note is represented by a Global Note registered in the name of or held by DTC or its nominee on the relevant record date.

[4]	Applicable if this Senior Subordinated Note is represented by “physical” or certificated notes.

1939 (15 U.S. Code Sections 77aaa-77bbbb), as amended from time to time. The Senior Subordinated Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. To the extent any provision of this Senior Subordinated Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
     The Senior Subordinated Notes are senior subordinated unsecured obligations of the Company and can be issued in an initial amount of up to $300,000,000 aggregate principal amount and additional amounts by an increase in the principal amount of outstanding Senior Subordinated Notes or the issuance of PIK Notes as part of the same series under the Indenture in connection with the payment of PIK Interest, subject to the provisions of the Indenture.
5. Optional Redemption. (a) Except as set forth in Section 5(b), the Senior Subordinated Notes will not be redeemable at the option of the Company prior to January 29, 2011. Thereafter, the Senior Subordinated Notes will be redeemable, at the Company’s option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days’ prior notice, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, including PIK Interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period commencing on January 29 of the years set forth below:

Redemption Year	Redemption Price
2011	106.000%
2012	102.000%
2013	101.000%
2014 and thereafter	100.000%
     (b) The Senior Subordinated Notes may be redeemed, in whole or in part, at any time prior to January 29, 2011, at the option of the Company upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to the sum of (i) 100% of the principal amount of the Senior Subordinated Notes redeemed on the redemption date and (ii) the Applicable Premium as of the applicable redemption date, plus and accrued and unpaid interest, if any, to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).
     For purposes of this Section 5(b), the following terms will have the following definitions:
     “Applicable Premium” means, with respect to any Senior Subordinated Note on any redemption date, the greater of:
          (1) 1.0% of the then outstanding principal amount of the Senior Subordinated Note; and
          (2) the excess of:

               (a) the present value at such redemption date of (i) the redemption price of the Senior Subordinated Note at January 29, 2011 (such redemption price being set forth in the table appearing under Section 5(a)) plus (ii) all required interest payments due on the Senior Subordinated Note through January 29, 2011 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over
               (b) the then outstanding principal amount of the Senior Subordinated Note.
     “Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to January 29, 2011; provided, however, that if the period from the redemption date to January 29, 2011, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
     (c) If less than all of the Senior Subordinated Notes are to be redeemed at any time, the Trustee shall select the Senior Subordinated Notes to be redeemed (i) if the Senior Subordinated Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Senior Subordinated Notes are listed, (ii) if the Senior Subordinated Notes are not so listed, on a pro rata basis to the extent practicable or (iii) by lot or by such other similar method in accordance with the procedures of the Depository. Other than PIK Notes, Senior Subordinated Notes and portions of Senior Subordinated Notes selected shall be in amounts of $2,000 or whole multiples of $1,000 in excess of $2,000 and no Senior Subordinated Notes of $2,000 or less can be redeemed or purchased in part, provided, however, that if all of the Senior Subordinated Notes of a Holder (including PIK Notes) are to be redeemed, the entire outstanding amount of Senior Subordinated Notes held by such Holder, even if not a multiple of $2,000, shall be redeemed. PIK Notes may be redeemed in amounts of $1.00 and integral multiples of $1.00. A new Senior Subordinated Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Senior Subordinated Note, provided that each new Senior Subordinated Note shall be in principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000 or, if PIK Notes are redeemed, a minimum of $1.00 and integral multiples of $1.00. Subject to any conditions to the redemption of any Senior Subordinated Notes as provided in Section 3.03 of the Indenture, Senior Subordinated Notes called for redemption pursuant to this paragraph 5 and paragraph 6 hereof become due on the Redemption Date. On and after the Redemption Date, interest stops accruing on Senior Subordinated Notes or portions of them called for redemption.
6. Notice of Redemption. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the Redemption Date to each Holder of Senior Subordinated Notes to be redeemed at such Holder’s registered address. Notices of redemption may be conditional as provided in Section 3.03 of the Indenture.

     7. Offers To Purchase. Upon the occurrence of a Change of Control, the Company shall make an offer to each Holder to purchase all or any part of each Holder’s Senior Subordinated Notes at a purchase price equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest, to the date of purchase. The Change of Control Offer shall be made in accordance with Section 4.07 of the Indenture.
     Upon the incurrence by the Company of Certain Acquisition Debt, the Company shall make an offer to each Holder to purchase all or any part of each Holder’s Senior Subordinated Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, to the date of purchase. The Certain Acquisition Debt Offer shall be made in accordance with Section 4.14 of the Indenture.
     Other than PIK Notes, Senior Subordinated Notes and portions of Senior Subordinated Notes shall only be purchased in amounts of $2,000 or whole multiples of $1,000 in excess of $2,000 and no Senior Subordinated Notes of $2,000 or less can be purchased in part, provided, however, that if all of the Senior Subordinated Notes of a Holder (including PIK Notes) are to be purchased, the entire outstanding amount of Senior Subordinated Notes held by such Holder, even if not a multiple of $2,000, shall be purchased. PIK Notes may be purchased in amounts of $1.00 and integral multiples of $1.00.
8. Subordination. The Senior Subordinated Notes are subordinated to Senior Debt, as defined in the Indenture. To the extent provided in the Indenture, Senior Debt must be paid before the Senior Subordinated Notes may be paid. The Company agrees, and each Holder by accepting this Senior Subordinated Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-face for such purpose.
9. Denominations, Transfer, Exchange. The Senior Subordinated Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000, provided that in the case of PIK Notes issued in connection with any PIK Payment, a minimum of $1.00 and integral multiples of $1.00. A Holder may transfer or exchange Senior Subordinated Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar shall not be required to exchange or register a transfer of any Senior Subordinated Note for a period of 15 days immediately preceding the redemption of Senior Subordinated Notes, except the unredeemed portion of any Senior Subordinated Note being redeemed in part.
10. Persons Deemed Owners. The registered Holder of a Senior Subordinated Note may be treated as its owner for all purposes.
11. Amendment, Supplement and Waiver. The Indenture and the Senior Subordinated Notes may be amended or supplemented or provisions thereof may be waived as provided in the Indenture.
12. Defaults and Remedies. Events of Default are set forth in Section 6.01 of the Indenture. Subject to certain limitations in the Indenture, if an Event of Default with respect to the Senior

Subordinated Notes (other than an Event of Default specified in Sections 6.01(5) and 6.01(6)) shall have occurred and be continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Senior Subordinated Notes then outstanding by written notice to the Company and the Trustee may declare to be immediately due and payable the principal amount of all the Senior Subordinated Notes then outstanding by written notice to the Company and the Trustee, plus accrued and unpaid interest to the date of acceleration. In case an Event of Default specified in Sections 6.01(5) and 6.01(6) shall occur, such amount with respect to all the Senior Subordinated Notes shall be automatically due and payable immediately without any declaration or other act on the part of the Trustee or the Holders. Holders may not enforce the Indenture or the Senior Subordinated Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Senior Subordinated Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Senior Subordinated Notes may direct the Trustee in its exercise of any trust or power. Except in the case of a Default in payment of the principal of, premium, if any, or interest on any Senior Subordinated Note (including payments pursuant to a redemption or repurchase of the Senior Subordinated Notes pursuant to the provisions of the Indenture), the Trustee may withhold notice of a Default if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders. The Holders of a majority in aggregate principal amount of Senior Subordinated Notes at the time outstanding may on behalf of all Holders waive any past Default and its consequences under the Indenture by providing written notice thereof to the Company and the Trustee, except a Default in the payment of the principal of or interest on any Senior Subordinated Note held by a non-consenting Holder.
13. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, agent, member or stockholder or Affiliate of the Company, as such, shall have any liability for any obligations of the Company under the Senior Subordinated Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Subordinated Note waives and releases all such liabilities. The waiver and release are part of the consideration for issuance of the Senior Subordinated Notes.
14. Defeasance and Discharge. The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Senior Subordinated Note or certain restrictive covenants and certain Events of Default with respect to this Senior Subordinated Note, in each case upon compliance with certain conditions set forth in the Indenture. The Company’s obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture.
15. Authentication. This Senior Subordinated Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authorized by manual signature of the Trustee.
16. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Senior Subordinated Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Senior Subordinated Notes or as contained in any notice of redemption or purchase and reliance may be placed only on the other identification numbers placed thereon.
17. Governing Law. THIS SENIOR SUBORDINATED NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
18. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture.
Requests may be made to:
R.H. Donnelley Corporation
1001 Winstead Drive
Cary, North Carolina 27513
Attn: General Counsel
Fax: (919) 297-1518
With a copy to:
Sidley Austin LLP
One South Dearborn
Chicago, Illinois 60603
Attn: Larry A. Barden
Fax: (312) 853-7036

ASSIGNMENT
     I or we assign and transfer this Senior Subordinated Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)
and irrevocably appoint:                                          Agent to transfer this Senior Subordinated Note on the books of the Company. The Agent may substitute another to act for him.

Date:	Your Signature:

(Sign exactly as your name appears on the face of this Senior Subordinated Note)

Signature Guarantee:

SIGNATURE GUARANTEE
     Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE
     If you want to elect to have all or any part of this Senior Subordinated Note purchased by the Company pursuant to Section 4.07 or Section 4.14 of the Indenture, check the appropriate box:
☐ Section 4.07      ☐Section 4.14
     If you want to have only part of the Senior Subordinated Note purchased by the Company pursuant to Section 4.07 or Section 4.14 of the Indenture, state the amount you elect to have purchased:
$
($2,000 or any integral multiples of $1,000 in excess of $2,000 or, if PIK Notes are repurchased, a minimum of $1.00 and integral multiples of $1.00)

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Senior Subordinated Note)

Signature Guaranteed
SIGNATURE GUARANTEE
     Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[FORM OF LEGEND FOR GLOBAL NOTE]
     Any Global Note authenticated and delivered hereunder shall bear a legend in substantially the following form:
THIS SENIOR SUBORDINATED NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS SENIOR SUBORDINATED NOTE IS NOT EXCHANGEABLE FOR SENIOR SUBORDINATED NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SENIOR SUBORDINATED NOTE (OTHER THAN A TRANSFER OF THIS SENIOR SUBORDINATED NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (A NEW YORK CORPORATION) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          Any Global Note authenticated and delivered hereunder shall bear a schedule in substantially the following form:
     SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE AND INCREASES IN PRINCIPAL AMOUNT IN CONNECTION WITH PIK PAYMENTS
          The initial outstanding principal amount of this Global Note is $300,000,000.00. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Physical Note, or exchanges of a part of another Global Note for an interest in this Global Note or increase in outstanding principal amount from any PIK Payment, have been made:

Principal
	Amount of	Amount of increase	Amount of this Global Note	Signature of
Date of	decrease in	in Principal	following such	authorized
Exchange or PIK	Principal	Amount of this	decrease or	officer of Trustee or
Payment	Amount	Global Note	increase	Custodian